UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Archer Aviation Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ARCHER

Your vote is important. Whether or not you plan to attend the annual meeting, please cast your vote as soon as possible by internet, telephone, or by mail.

ADAM GOLDSTEIN
Founder & Chief Executive Officer

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the "Annual Meeting") of Archer Aviation Inc., which will be held virtually at www.virtualshareholdermeeting.com/ACHR2024 on Friday, June 21, 2024, 12:00 p.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only and you will not be able to attend in person. We believe that a virtual stockholder meeting provides greater access to those who wish to attend, lowers costs, and aligns with our broader sustainability goals and therefore we have chosen this format over an in-person meeting.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and Proxy Statement (the "Proxy Statement"). The Annual Meeting materials include the Notice, the Proxy Statement, our annual report, and proxy card.

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please cast your vote as soon as possible by Internet, telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting virtually or to vote your shares virtually during the Annual Meeting.

Sincerely,

Adam Goldstein

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FRIDAY, JUNE 21, 2024 AT 12:00 P.M. PACIFIC TIME. THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM. THIS NOTICE OF THE ANNUAL MEETING, PROXY STATEMENT, AND FORM OF PROXY ARE BEING DISTRIBUTED AND MADE AVAILABLE ON OR ABOUT APRIL 29, 2024.
.

Notice of Annual Meeting of Stockholders

TIME & DATE	Friday, June 21, 2024, 12:00 p.m. Pacific Time

PLACE	You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Archer Aviation Inc., which will be held virtually at www.virtualshareholdermeeting.com/ACHR2024. We believe that a virtual stockholder meeting provides greater access to those who wish to attend, and therefore we have chosen this format over an in-person meeting. This approach also lowers costs and aligns with our broader sustainability goals. You will not be able to attend the Annual Meeting in person.

ITEMS OF BUSINESS

1.	Elect certain directors of Archer Aviation Inc., each to serve a three-year term expiring at the 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified.

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

3.	Approve, on a non-binding advisory basis, the compensation of our named executive officers.

4.	Select, on a non-binding advisory basis, whether future advisory votes on the compensation of our named executive officers should be every one, two or three years.

5.	Approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law.

6.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE	Only stockholders of record at the close of business on Monday, April 22, 2024, are entitled to notice of, and to attend and vote at, the Annual Meeting and any adjournments thereof.

PROXY VOTING	Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you should contact your broker or, alternatively, if you do not hold shares through a broker, you may contact us at legal@archer.com, or our transfer agent, Continental Stock Transfer & Trust Company, through its website at https://continentalstock.com, by phone at (212) 509-4000, or by e-mail at cstmail@continentalstock.com.

This Notice of the Annual Meeting, Proxy Statement, and form of proxy are being distributed and made available on or about April 29 , 2024.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR REQUEST AND SUBMIT YOUR SIGNED AND DATED PROXY CARD BY MAIL AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

By Order of the Board of Directors,

ERIC LENTELL

General Counsel and Secretary

2024 Proxy Statement	2

2024 Proxy Statement	3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This Proxy Statement includes forward-looking statements, which are statements other than statements of historical facts and statements in the present tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity; our business strategy and plans; aircraft performance; the pace at which we intend to design, develop, test, certify, manufacture and commercialize our eVTOL aircraft; the planned deployment of Archer’s business internationally; and the production volumes of our planned manufacturing capabilities. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, develop, certify, manufacture and commercialize our aircraft and UAM ecosystem; our dependence on a limited number of customers for our current aircraft orders, which are subject to conditions, further negotiation and reaching mutual agreement on certain material terms, and the risk that customers may cancel those orders; our ability to generate the anticipated revenue from customer purchase commitments; our ability to maintain an effective system of internal control; the effectiveness of our marketing and growth strategies, including our ability to effectively market electric air transportation as a substitute for conventional methods of transportation; our ability to compete in the UAM and eVTOL industries; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones and launch products and services on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft; our ability to develop commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to hire, train and retain qualified personnel; risks related to our UAM ecosystem operating in densely populated metropolitan areas and heavily regulated airports; adverse publicity from accidents involving electric aircraft or lithium-ion battery cells; the impact of labor and union activities on our workforce; losses resulting from indexed price escalation clauses in purchase orders; regulatory risks related to evolving laws and regulations in our industry; the impact of macroeconomic conditions, inflation, interest rates, potential U.S. federal government shutdowns, war and geopolitical conflicts, natural disasters, infectious disease outbreaks and pandemics; our need for and the availability of additional capital; and cybersecurity risks. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties.

Additional risks and uncertainties that could affect our financial results and business are more fully detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent Annual Report on Form 10-K for the year ended December 31, 2023, and other SEC filings, which are available on our investor relations website at investors.archer.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

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PROXY SUMMARY:

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

References in this Proxy Statement to (i) “we,” “us,” “our,” “ours,” “Archer” and the “company” refer to Archer Aviation Inc. prior to the business combination and to Archer Aviation Inc. and its consolidated subsidiaries after the closing of the business combination, and (ii) “stockholders” refers to holders of our Class A common stock and/or Class B common stock unless the context requires otherwise. References to “Legacy Archer” refer to Archer Aviation Inc. prior to the business combination. References to “business combination” refer to the transactions contemplated by that certain business combination agreement, dated February 10, 2021, as amended and restated on July 29, 2021, by and among Atlas Crest Investment Corp. (“Atlas”), Legacy Archer and Artemis Acquisition Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Atlas (“Merger Sub”), whereby Merger Sub merged with and into Legacy Archer, which survived the merger as a wholly-owned subsidiary of Atlas. Following the consummation of the business combination, Legacy Archer changed its name to Archer Aviation Operating Corp., and Atlas changed its name to Archer Aviation Inc. and it became the successor registrant with the SEC.

MEETING INFORMATION:

Your vote is important. Please submit your proxy as soon as possible (see “Voting Instructions; Voting of Proxies” on page 13 for voting instructions).

MEETING DATE	RECORD DATE	MEETING TIME	VIRTUAL MEETING ACCESS
Friday, June 21, 2024	Monday, April 22, 2024	12:00 p.m. Pacific Time	www.virtualshareholdermeeting.com/ACHR2024 using your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card

VOTING METHODS:

You may vote in advance of the virtual meeting using one of these voting methods:

VIA THE INTERNET	CALL TOLL FREE	MAIL SIGNED AND DATED PROXY CARD
www.proxyvote.com	Follow instructions shown on proxy card	If you received paper materials, mail to: Vote Processing, c/o Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717

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VOTING AGENDA / VOTING MATTERS:

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE
Proposal 1	Election of directors named in this Proxy Statement	For All Nominees	26
Proposal 2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	For	37
Proposal 3	Advisory vote on the compensation of our named executive officers	For	39
Proposal 4	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers	One year	40
Proposal 5	Approval of an amendment to our amended and restated certificate of incorporation	For	41

ABOUT US:

We are designing and developing electric vertical takeoff and landing (“eVTOL”) aircraft for use in urban air mobility (“UAM”) networks. Our eVTOL aircraft are designed to be safe, sustainable, and quiet. Our production aircraft, Midnight, which we unveiled in November of 2022, is designed around our proprietary 12-tilt-6 aircraft configuration. This means that it has 12 propellers attached to 6 booms on a fixed wing with all 12 propellers providing vertical lift during take-off and landing and the forward 6 propellers tilting forward to cruise position to provide propulsion during forward flight with the wing providing aerodynamic lift like a conventional airplane.

Midnight is designed to carry 4 passengers plus a pilot and is optimized for back-to-back short distance trips of around 20-miles, with minimal charging time in between trips. We are working to certify Midnight with the Federal Aviation Administration (“FAA”) so that we can then enter into commercial service as soon as possible. In August 2023, we received the Special Airworthiness Certificate from the FAA for our first Midnight aircraft and began its flight testing program in October 2023.

The design of Midnight marries what we believe to be cutting-edge electric propulsion technology with state-of-the-art aircraft systems to deliver the key attributes of our eVTOL aircraft:

●	Safety. High redundancy and simplified propulsion systems make for a significantly safer aircraft compared to a helicopter.

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●	Low noise. With its intended cruising altitude at approximately 2,000 feet, the design of Midnight is such that the noise that reaches the ground is expected to measure around 45 A-weighted decibels, approximately 100 times quieter than that of a helicopter.

●	Sustainable. Midnight is all electric, resulting in zero operating emissions.

We continue to work to optimize our eVTOL aircraft design for both manufacturing and certification. The development of an eVTOL aircraft that meets our business requirements demands significant design and development efforts on all facets of the aircraft. We believe that by bringing together a mix of talent with eVTOL, traditional commercial aerospace, as well as electric propulsion backgrounds, we have built a team that helps us to move through the design, development, and certification of our eVTOL aircraft with the FAA in an efficient manner all in support of our end goal of bringing to market our eVTOL aircraft as efficiently as possible.

GOVERNANCE & BOARD HIGHLIGHTS:

We are committed to good corporate governance, which strengthens the accountability of our board of directors and promotes the long-term interests of our stockholders. Some highlights of our governance and independent board practices are listed below:

–	Majority of directors are independent (6 out of 7 current directors).

–	Board of directors leadership structure with a Lead Independent Director that has been appointed by a majority of our independent directors. Our Lead Independent Director has well defined rights and responsibilities.

–	All board committees are composed of independent directors.

–	Comprehensive risk oversight practices, including internal controls, cybersecurity, legal and regulatory matters, compensation, and other critical evolving areas.

–	Board of directors is focused on building a robust environmental, social and governance (“ESG”) program, which will be overseen by our nominating and corporate governance committee.

–	Independent directors conduct regular executive sessions.

–	Directors maintain open communication and strong working relationships among themselves and have regular access to management.

–	Board of directors has related party transaction standards for any direct or indirect involvement of a director in the company’s business activities.

–	Prohibitions against director, officer, and employee hedging and shorting of Archer common stock, and, except in limited circumstances, pledging Archer common stock.

–	We have adopted and administer a robust Compensation Recovery Policy, which applies to our executive officers.

–	Each director attended at least 75% of the meetings of the board of directors and committees on which he or she served in 2023.

–	None of our directors are considered “overboarded.”

–	Five of our seven directors are ethnically diverse and/or women and 50% of our board of directors and committee leadership positions are held by women.

COMPENSATION PHILOSOPHY & HIGHLIGHTS:

We strive to design our executive compensation program to balance the goals of attracting, motivating, rewarding, and retaining our executive officers, including our named executive officers, with the goal of promoting the interests of our stockholders. Our executive compensation policies and practices are designed to ensure that our compensation program is consistent with our short-term and long-term goals and include:

–	an independent compensation committee;

–	engagement by our compensation committee of an independent compensation consultant;

–	annual executive compensation review;

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–	at-risk compensation;

–	benchmarking;

–	multi-year vesting requirements;

–	pay-for-performance philosophy; and

–	“double-trigger” change in control arrangements.

We structured the annual compensation of our executive officers for our fiscal year ended December 31, 2023 (“Fiscal 2023”), including our named executive officers, using three principal elements: base salary, annual cash bonus opportunities, and long-term incentive compensation opportunities in the form of equity awards. Our primary goals are to align the interests of executive officers and stockholders and link pay to performance.

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ARCHER

Our Board of Directors and Nominees

ADAM GOLDSTEIN
Co-Founder, CEO & Director
(Nominee for re-election)

AGE: 44

SINCE: September 2021

DEBORAH DIAZ
Director, Chairperson, Nominating and Corporate Governance Committee and Member of the Audit Committee

AGE: 66

SINCE: September 2021

FRED M. DIAZ
Lead Independent Director, Chairperson, Compensation Committee and Member of the Audit Committee

AGE: 58

SINCE: September 2021

OSCAR MUNOZ
Director, Member of the Compensation Committee
(Nominee for re-election)

AGE: 65

SINCE: September 2021

BARBARA PILARSKI
Director, Member of the Nominating and Corporate Governance Committee

AGE: 60

SINCE: January 2022

MARIA PINELLI
Director, Chairperson, Audit Committee and Member of the Compensation Committee

AGE: 61

SINCE: September 2021

MICHAEL SPELLACY
Director, Member of the Nominating and Corporate Governance Committee

AGE: 52

SINCE: September 2021

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ARCHER AVIATION INC.

190 W. Tasman Drive

San Jose, California 95134

INFORMATION ABOUT SOLICITATION AND VOTING:

The accompanying proxy is solicited on behalf of the board of directors of Archer Aviation Inc. for use at our 2024 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/ACHR2024 on Friday, June 21, 2024 at 12:00 p.m. Pacific Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this Proxy Statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 29 , 2024. An annual report for Fiscal 2023 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. References to our websites in this Proxy Statement are not intended to function as hyperlinks and the information contained on our websites is not intended to be incorporated into this Proxy Statement.

INTERNET AVAILABILITY OF PROXY MATERIALS:

In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING:

PURPOSE OF THE ANNUAL MEETING

You are receiving this Proxy Statement because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

RECORD DATE; QUORUM

Only holders of record of our Class A common stock and Class B common stock at the close of business on Monday, April 22, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 284,198,214 shares of Class A common stock and 38,254,915 shares of Class B common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 3,767,666 shares of Class A common stock and 34,217,931 shares of Class B common stock at the Annual Meeting, or approximately 51.89 % of the combined voting power of all shares of our common stock of all classes issued and outstanding on the Record Date. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 190 W. Tasman Drive, San Jose, California 95134.

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The holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

VOTING RIGHTS; REQUIRED VOTE

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. There are no dissenter or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning by U.S. mail a signed and dated proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee will provide voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares directly at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes present and entitled to vote at the Annual Meeting. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, will be obtained if the number of votes present or represented by proxy and voting “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Approval, on a non-binding advisory basis, of the compensation of our named executive officers will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Stockholders have four options with respect to the non-binding advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. You may vote for holding the non-binding advisory vote to approve the compensation of our named executive officers every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS,” or vote for “ABSTAIN.” The frequency receiving the greatest number of votes cast by stockholders at the Annual Meeting will be deemed to be the preferred frequency option of our stockholders. Approval of the amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers will be obtained if the holders of a majority of the voting power of the shares of our outstanding Class A common stock and Class B common stock, voting together as a single class, vote “FOR” the proposal at the Annual Meeting.

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RECOMMENDATIONS OF OUR BOARD OF DIRECTORS ON EACH OF THE PROPOSALS SCHEDULED TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE
Proposal 1	Election of directors named in this Proxy Statement	For All Nominees	26
Proposal 2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	For	37
Proposal 3	Approval, on a non-binding advisory basis, of the compensation of our named executive officers	For	39
Proposal 4	Approval, on a non-binding advisory basis, of the frequency of future non-binding advisory votes on the compensation of our named executive officers	One Year	40
Proposal 5	Approval of an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain of our officers as permitted pursuant to the Delaware General Corporation Law	For	41

None of our directors have any substantial interest in any matter to be acted upon except Proposal No. 1 with respect to the directors so nominated. None of our executive officers have any substantial interest in any matter to be acted upon other than Proposal No. 3, Proposal No. 4 and Proposal No. 5.

ABSTENTIONS; WITHHOLD VOTES; BROKER NON-VOTES

Abstentions occur when shares present at the Annual Meeting are marked “Abstain.” Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, pursuant to Delaware law and the terms of our amended and restated certificate of incorporation and amended and restated bylaws, abstentions and, with respect to Proposal No. 1, proxies marked “withhold authority”, will have no effect on Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 4 and will have the same effect as a vote “Against” on Proposal No. 5.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal No. 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal No. 2. If a broker chooses not to vote shares for or against Proposal No. 2, it will have the same effect as an abstention. The other proposals presented at the Annual Meeting are non-routine matters and therefore broker non-votes are not deemed to be shares entitled to vote on and will have no effect on Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 4 and will have the same effect as a vote “Against” on Proposal No. 5. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

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VOTING INSTRUCTIONS; VOTING OF PROXIES

VIA THE INTERNET	CALL TOLL FREE	MAIL SIGNED PROXY CARD
You may vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ACHR2024, where stockholders may vote and submit questions during the meeting. The meeting starts at 12:00 p.m. Pacific Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.	You may vote by telephone—in order to do so, please follow the instructions shown on your Notice of Internet Availability of Proxy Materials or proxy card.	You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 8:59 p.m. Pacific Time / 11:59 p.m. Eastern Time on Thursday, June 20, 2024. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the signed proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, this is because your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each Notice of Internet Availability of Proxy Materials or proxy card and vote each Notice of Internet Availability of Proxy Materials or proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.

We strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.

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REVOCABILITY OF PROXIES

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

–	delivering to our Secretary by mail a written notice stating that the proxy is revoked;

–	signing and delivering a proxy bearing a later date;

–	voting again by telephone or through the Internet; or

–	attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

EXPENSES OF SOLICITING PROXIES

We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

VOTING RESULTS

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

PARTICIPATING IN THE ANNUAL MEETING

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/ACHR2024 and enter the 16-digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on at the Annual Meeting. If you wish to submit germane questions prior to the Annual Meeting, please visit www.virtualshareholdermeeting.com/ACHR2024 and follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card. If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at the link provided in the paragraph above, type your question into the “Ask a Question” field, and click “Submit.” Our Annual Meeting, including the Q&A session, will be conducted in accordance with the “Rules of Conduct,” which will be available on our Annual Meeting web portal. If your question is germane to the business of the Annual Meeting and properly submitted during the relevant portion of the meeting agenda pursuant to the “Rules of Conduct,” we will seek to respond to your question during the live webcast, subject to time constraints. To provide access to all stockholders, each stockholder will be limited to two questions, and if multiple questions are submitted on the same subject, we may consolidate them for a single response to avoid repetition. We reserve the right to exclude questions that are irrelevant to the proposals that are the subject of the Annual Meeting or irrelevant to the business of Archer, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the Secretary of the Annual Meeting). Only validated stockholders or proxy holders will be able to ask questions in the designated field on the web portal. A webcast replay of the Annual Meeting, including the Q&A Session, will be archived on the virtual meeting platform until the date of the 2025 annual meeting of stockholders.

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If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, we will promptly notify stockholders of the decision. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, please contact the support line noted on the login page of the virtual meeting website.

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CORPORATE GOVERNANCE:

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

INDEPENDENCE OF DIRECTORS

The listing rules of the New York Stock Exchange (“NYSE”) generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of our audit, compensation, and nominating and corporate governance committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in their capacity as a member of the audit committee, the board of directors, or any other board committee accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors performs an annual review of the independence of our directors based, in part, on the review of information by our management and outside legal counsel. In our most recent review, we determined that Deborah Diaz, Fred M. Diaz, Oscar Munoz, Barbara Pilarski, Maria Pinelli, and Michael Spellacy, representing six of our seven directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of NYSE and the applicable rules and regulations promulgated by the SEC. We also determined that all members of our audit committee, compensation committee, and nominating and corporate governance committee are independent and satisfy the relevant SEC and NYSE independence requirements for such committees.

BOARD OF DIRECTORS AND COMMITTEE SELF-EVALUATIONS

Throughout the year, our board of directors discusses corporate governance practices with management and third-party advisors to ensure that the board of directors and its committees follow practices that are optimal for the company and its stockholders. Based on an evaluation process recommended and overseen by our nominating and corporate governance committee pursuant to the committee’s authority set forth in its charter, the board of directors conducts an annual self-evaluation, including an evaluation of each committee and the contributions of individual directors, in order to determine whether the board and its committees are functioning effectively. The results of the annual self-evaluation are reviewed and addressed by the nominating and corporate governance committee and then by the full board of directors.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines provide our board of directors with flexibility to select the appropriate board leadership structure depending on what the board of directors determines is in the best interests of our stockholders at a given time. In making leadership structure determinations, the board of directors considers many factors, including the specific needs of the business and what is in the best interests of our stockholders. We do not currently have a Chairperson of the board of directors. Fred M. Diaz, an independent member of our board of directors, currently serves as our Lead Independent Director. While we do not have a Chairperson, our Chief Executive Officer (“CEO”), who is responsible for the day-to-day leadership, management, direction and performance of the company, presides over our board meetings until we appoint a Chairperson. Our Lead Independent Director is responsible for coordinating the activities of the independent directors, including:

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–	presiding at all meetings of the board of directors at which the CEO is not present or when the performance of our board of directors or CEO is discussed;

–	acting as a liaison between the independent directors and the CEO;

–	convening meetings of the independent directors as appropriate;

–	consulting with the CEO in planning and setting schedules and agendas for meetings of the board of directors;

–	being available for consultation and direct communication with stockholders as appropriate; and

–	performing such other functions as the board of directors may delegate.

Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors, and sound corporate governance policies and practices. Our board of directors will regularly review its leadership structure and composition, along with its policies and practices, as our company grows and evolves. Changes in the leadership structure of our board of directors are reflected on our website shortly after becoming effective and disclosed with applicable regulatory requirements.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

In order to encourage and enhance communication among independent directors and as required by the NYSE, our independent directors meet in regularly scheduled executive sessions on a quarterly basis, which are presided by Mr. Diaz, our Lead independent Director, and at which only independent directors are present. Our board of directors believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of our board of directors, as a whole.

COMMITTEES OF OUR BOARD OF DIRECTORS

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Directors serve on these committees until their resignations, deaths, or until otherwise determined by our board of directors. The composition and responsibilities of each committee are described below.

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Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available, without charge, upon request in writing to Archer Aviation Inc., 190 W. Tasman Drive, San Jose, California 95134, Attn: Legal, or on our investor relations website at investors.archer.com, by clicking on “Governance Documents” in the “Corporate Governance” section.

AUDIT COMMITTEE

Our audit committee is composed of Ms. Pinelli, who is the chairperson of our audit committee, and Ms. Diaz and Mr. Diaz. Each member of our audit committee is independent under the current NYSE and SEC rules and regulations. Each member of our audit committee is financially literate as required by the current NYSE listing standards. Our board of directors has also determined that Ms. Pinelli is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors. Our audit committee is responsible for, among other things:

–	reviewing and discussing with management our quarterly and annual financial results, earnings guidance, and earnings press releases prior to distribution to the public;

–	selecting, appointing, compensating and overseeing the work of the independent registered public accounting firm;

–	reviewing the qualification, performance and continuing independence of the independent registered public accounting firm;

–	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and annual financial results;

–	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

–	overseeing our internal audit function;

–	overseeing and considering the effectiveness of our internal controls;

–	reviewing proposed waivers of the code of conduct for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the board of directors);

–	reviewing with management the company’s significant risks, reviewing our policies for risk assessment and risk management, and steps management has taken to monitor or mitigate these risks;

–	overseeing our risk assessment and management, including with respect to risks and incidents related to cybersecurity;

–	reviewing and approving or ratifying related party transactions that are material or otherwise implicate disclosure requirements; and

–	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

COMPENSATION COMMITTEE

Our compensation committee is composed of Mr. Diaz, who is the chairperson of our compensation committee, Mr. Munoz and Ms. Pinelli. Each member of our compensation committee is independent under the current NYSE and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

–	reviewing and approving the compensation and the terms of any compensatory agreements of our executive officers;

–	reviewing and recommending to our board of directors the compensation of our non-employee directors;

–	reviewing and approving the selection of our peer companies for compensation assessment purposes;

–	administering our equity incentive compensation plans;

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–	reviewing our compensation-related risk exposures and management’s mitigation measures;

–	reviewing succession plans for senior management positions, including our CEO;

–	reviewing and approving, or making recommendations to our board of directors, with respect to, incentive compensation and equity plans; and

–	establishing our overall compensation philosophy.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our nominating and corporate governance committee is composed of Ms. Diaz, who is the chairperson of the nominating and corporate governance committee, and Ms. Pilarski and Mr. Spellacy. Each member of our nominating and corporate governance committee is independent under the current NYSE and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

–	identifying and recommending candidates for membership on our board of directors;

–	recommending directors to serve on board committees;

–	advising the board on certain corporate governance matters;

–	developing policies regarding director nomination processes, if and as the committee determines it appropriate to have such policies;

–	establishing procedures for the receipt, retention and treatment of complaints received by us regarding violations of company policies or law, including the confidential and anonymous submission by our employees of concerns regarding any conduct that may violate company policies or law;

–	developing and overseeing any program relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters and related risks, controls, and procedures; and

–	overseeing the evaluation of our board of directors and its committees.

OUR BOARD OF DIRECTORS’ ROLE IN RISK OVERSIGHT

Our board of directors, as a whole, has responsibility for overseeing our risk management process, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them.

Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus, as described below. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach. The audit committee reviews our processes and policies on risk identification, management and assessment in all areas of our business, with a focus on our policies and other matters relating to our investments, cash management and foreign exchange management, major financial risk exposures, the adequacy and effectiveness of our cybersecurity and other information security policies and practices and the internal controls regarding information security, and the steps taken by management to monitor and mitigate or otherwise control these exposures and to identify future risks. The compensation committee reviews major compensation- and human capital-related risk exposures and the steps management has taken to monitor or mitigate such exposures. It also evaluates the efficacy of our compensation policy and strategy in achieving gender pay parity, positive social impact and attracting a diverse workforce. The nominating and corporate governance committee reviews and assesses risks relating to our corporate governance practices, reviews and assesses our performance, risks, controls, and procedures relating to corporate responsibility and sustainability, including ESG, reviews the independence of our board of directors, and reviews and discusses our board of directors’ leadership structure and role in risk oversight.

Our board of directors also reviews strategic, operational, compliance and financial risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. The risk oversight responsibility of our board of directors and its committees is supported by management level committees.

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Cybersecurity Risk Oversight. Securing the information of our employees, vendors, and other third parties is important to us. We have adopted certain physical, technological, and administrative controls on data security. While everyone at our company plays a part in managing these risks, oversight responsibility is shared by our board of directors, our audit committee, and management. Our Chief Information Officer reports cybersecurity risks to the audit committee on a quarterly basis. In addition, our management team updates the audit committee, as necessary, regarding any material cybersecurity threats or incidents, as well as any incidents with lesser impact potential. Key performance indicators and security metrics are shared with the audit committee and defined to measure the effectiveness of our cybersecurity controls and risk management efforts, current threat landscape, and annual strategy. We strategically partner with industry leading external vendors to perform cybersecurity assessments, as well as regular penetration testing to better understand our potential vulnerabilities, threat vectors, and impact on critical assets or operations. As part of these processes, our cybersecurity team identifies and prioritizes risks to devise our annual cybersecurity mitigation strategy and address operational risks. For additional information relating to our Cybersecurity Risk Oversight, please see the section titled “Cybersecurity” in our most recent Annual Report on Form 10-K for the year ended December 31, 2023.

Management Succession Planning. Our board of directors recognizes that one of its most important duties is its oversight of succession planning for our CEO and other executive officers. Our board of directors has delegated primary oversight responsibility for succession planning for our CEO and our other executive officers to the nominating and corporate governance committee. Our board of directors continues to regularly evaluate its succession planning to ensure that we are well-positioned to continue to execute on our corporate strategy.

Oversight of Corporate Strategy. Our board of directors actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. At its regularly scheduled meetings and throughout the year, our board of directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our board of directors’ diverse skill set and experience enhances our board of directors’ ability to support management in the execution and evaluation of our corporate strategy. The independent members of our board of directors also hold regularly scheduled executive sessions at which strategy is discussed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our compensation committee during the last fiscal year (i.e., 2023) included Mr. Diaz, who is the chairperson of our compensation committee, Mr. Munoz and Ms. Pinelli. None of the members of our compensation committee during the last fiscal year have been an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under the Exchange Act, or Regulation S-K. During the last fiscal year, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee of any entity that has one or more executive officers who served on our board of directors or compensation committee.

ANTI-HEDGING AND PLEDGING

We have established an insider trading policy, which, among other things, prohibits all employees, including our officers, and non-employee directors from engaging in short sales or transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock, hedging or engaging in a similar transaction designed to decrease the risks associated with holding our securities, pledging any of our securities without prior approval from our General Counsel, and holding any of our securities in a margin account.

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COMPENSATION RECOVERY POLICY

Our board of directors determined that it is in the Company’s best interests to ensure that all performance-based cash compensation and equity awards reflect actual performance. Consistent with such determination, our board of directors has adopted a Compensation Recovery Policy, effective November 1, 2023, in accordance with Rule 10D-1 of the Exchange Act and The New York Stock Exchange listing standards (the “Compensation Recovery Policy”).

Our Compensation Recovery Policy is administered by our compensation committee and enables the Company to recover from specified current and former Company’s executives certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under the federal securities laws. Our Compensation Recovery Policy covers current and former executive officers, including all officers for purposes of Section 16 of the Exchange Act and applies to their incentive-based cash compensation, that is granted, earned or vested based wholly or in part on the attainment of any Company financial reporting measure.

If the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the compensation committee shall require any executive officer covered by our Compensation Recovery Policy to reimburse or forfeit to the Company the amount of incentive-based compensation received by such executive officer based on the financial statements prior to the restatement that exceeds the amount such executive officer would have received had the incentive-based compensation been determined based on the financial restatement. The compensation committee will not consider the executive officer’s responsibility or fault or lack thereof in enforcing our Compensation Recovery Policy to recoup the amount described above. In addition, if the compensation committee determines that the executive officer engaged in any fraud or intentional misconduct that materially contributes to or causes economic loss to the Company, this may be independently considered a triggering event for clawing back incentive compensation, and the Company will use reasonable efforts to recover from such executive officer up to 100% of the incentive-based compensation received by such executive officer. In addition, if the compensation committee determines that the executive officer engaged in any fraud or intentional misconduct that materially contributes to or causes economic loss to the Company, this may be independently considered a triggering event for clawing back incentive compensation, and the Company will use reasonable efforts to recover from such executive officer up to 100% of the incentive-based compensation received by such executive officer.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. In Fiscal 2023, our board of directors met six times, our audit committee met nine times, our compensation committee met seven times and our nominating and corporate governance committee met four times. Each member of our board of directors attended at least 75% of the aggregate of the meetings of the board of directors and committees on which he or she served.

BOARD ATTENDANCE AT ANNUAL STOCKHOLDERS’ MEETING

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. Six members of our board of directors were present at our 2023 annual meeting of stockholders.

COMMUNICATION WITH DIRECTORS

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors, or a specific member of our board of directors (including our chairperson or Lead Independent Director, if any) may do so by letters addressed to the attention of our General Counsel.

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All communications are reviewed by the General Counsel and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors. The address for these communications is:

Archer Aviation Inc.

c/o Legal

190 W. Tasman Drive

San Jose, California 95134

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers, and employees, and we expect our agents and contractors to conform to the standards of our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics as well as our Corporate Governance Guidelines are posted on our investor relations website, which is located at investors.archer.com, by clicking on “Governance Documents” in the “Corporate Governance” section. We intend to satisfy the disclosure requirement under applicable SEC and stock exchange rules regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our investor relations website at the address and location specified above.

CORPORATE SOCIAL RESPONSIBILITY AND OUR ESG ROADMAP

We are committed to bringing about positive change in the world. We recognize this effort will take innovation, commitment, and a focus on understanding the communities in which we do business. It also means integrating our values in the products and services we bring to market, the way we bring those to life, and how we treat our employees, customers and the communities that surround us. We’re working to build a future that includes everyone and inspires us all to make a positive impact, together.

Environmental. Since inception, our mission has been to advance the benefits of sustainable air mobility. We’re dedicated to creating an aircraft and an urban air mobility ecosystem that will help propel the world towards a zero-emissions future. We plan to improve the environment of the communities in which we operate in a number of ways, including by working to ensure that: we responsibly source and manufacture our aircraft, our aircraft emit zero emissions during operations, we use renewable energy at all Archer operated vertiports, we responsibly dispose of, and look to recycle, the batteries used in our aircraft, and we minimize the noise produced by our aircraft. In all of our work ahead, we’re planning to partner closely with the governmental authorities and communities in which we operate to make sure our environmental efforts are aligned.

Social. At Archer, we recognize that together we can accomplish more than we can on our own. Working collaboratively, whether it’s across our employee base, with governmental authorities or the communities in which we plan to operate is critical for us to deliver on our mission. The complexity of our product and planned urban air mobility ecosystems demand that we bring together a wide range of skill sets and backgrounds. Therefore, we work to put people first - by designing an aircraft and ecosystem that will be accessible to the masses, creating an inclusive and diverse work environment, and respecting the human rights of everyone in the communities in which we do business. And, as a company that is building aircraft, safety is always first. We are dedicated to ensuring we are a force for positive change in the lives of our employees, future passengers, and the communities in which we will operate. We will grow together, achieve together and celebrate together.

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Governance. We are long-term, mission-driven thinkers with an entrepreneurial spirit. We are not afraid to be bold, think creatively, and overcome obstacles. Throughout, our aim is to embed transparency and accountability at every level of our company. Our board of directors and governance structure helps foster principled actions, informed and effective decision-making, and appropriate monitoring of our compliance and performance.

Our ESG efforts will continue to be centered around the core values that are foundational to the company we are building:

–	Results;

–	Innovation;

–	Optimism;

–	Collaboration; and

–	Safety.

You can learn more about those values at www.archer.com/mission. Information contained on our website is not incorporated by reference in, and does not constitute part of, this Proxy Statement.

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NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS:

NOMINATION TO THE BOARD OF DIRECTORS

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our amended and restated certificate of incorporation and amended and restated bylaws, and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our board of directors who meet the qualifications as described above. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth below, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the board of directors by complying with the procedures in our amended and restated bylaws. Submissions must include the full name of the proposed nominee, complete biographical information, the principal occupation or employment of the proposed nominee, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the nominating and corporate governance committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the nominating and corporate governance committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Additional Information—Stockholder Proposals to Be Presented at Next Annual Meeting.”

Additionally, in accordance with the Forward Purchase Agreement, dated January 3, 2023, by and between us and Stellantis N.V. (the “2023 Forward Purchase Agreement”), from and after the date of the 2023 Forward Purchase Agreement, Stellantis will maintain the right to nominate one individual for election to our board of directors as a Class II director at the Annual Meeting through the date of our annual meeting of stockholders to occur in 2026 (which initial designee was Barbara Pilarski, who currently serves as a Class II director on the board of directors and who was nominated by our board of directors for election at our 2023 annual meeting of stockholders) and, so long as Stellantis or its affiliates beneficially own shares of Class A common stock equal to at least 12.5% of our outstanding shares of Class A common stock, will have the right to continue to nominate one individual for election to the board of directors as a Class II director at our annual meeting of stockholders to occur in 2026 through the date of our annual meeting of stockholders in 2029.

DIRECTOR QUALIFICATIONS; DIVERSITY

With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise, and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess. We value diversity on a company-wide basis and seek to achieve a mix of board members that represents a diversity of background and experience, including with respect to age, gender, race, ethnicity, and occupation. Although the board of directors does not establish specific goals with respect to diversity, our board of directors’ overall diversity is a significant consideration in the director nomination process.

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Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and the NYSE listing requirements and the provisions of our amended and restated certificate of incorporation, amended and restated bylaws and charters of the committees of our board of directors. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our board of directors’ overall effectiveness.

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PROPOSAL NO. 1 - ELECTION OF DIRECTORS:

Our board of directors has nominated Mr. Goldstein and Mr. Munoz for election as Class III directors at the Annual Meeting. Our board of directors currently consists of seven directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at the Annual Meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2025 and 2026, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class III nominees named below, each of whom is currently serving as a Class III director, be elected as a Class III director for a three-year term expiring at the 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes present and entitled to vote at the Annual Meeting, which means that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.

Shares represented by proxies will be voted “FOR” the election of each of the nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.

Each person nominated for election has agreed to serve if elected, and management and the board of directors have no reason to believe that either nominee will be unable to serve. If, however, prior to the Annual Meeting, the board of directors should learn that either nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the board of directors. Alternatively, the proxies, at the board of director’s discretion, may be voted for no nominees as a result of the inability of either nominee to serve.

There are no family relationships among our directors and executive officers.

NOMINEES TO OUR BOARD OF DIRECTORS

The nominees and their ages, occupations, and length of service on our board of directors as of the Record Date, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

NAME	AGE	POSITION	DIRECTOR SINCE
Adam Goldstein	44	Founder, Chief Executive Officer and Director	September 2021
Oscar Munoz(1)	65	Director	September 2021

(1)	Member of the compensation committee

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ADAM GOLDSTEIN FOUNDER, CEO AND DIRECTOR AGE: 44 DIRECTOR SINCE: September 2021 COMMITTEES: None

Mr. Goldstein is Archer’s founder and serves as our CEO. From September 2021 to April 2022, Mr. Goldstein served as our Co-CEO and Co-Chairperson of our board of directors. Prior to the closing of the business combination, Mr. Goldstein served as the President and Co-CEO of Legacy Archer and a member of the Legacy Archer board of directors since October 2018. Prior to founding Archer, Mr. Goldstein also co-founded and led Vettery from November 2012 to December 2019. Before Vettery, Mr. Goldstein served as Co-Managing Partner of Minetta Lane Capital Partners from March 2011 to August 2012. From February 2011 to November 2019 Mr. Goldstein served as Portfolio Manager at Plural Investments and from September 2005 to October 2009 Mr. Goldstein served as a Senior Analyst at Cedar Hill Capital Partners. Mr. Goldstein currently serves on the board of trustees of the Museum of American Finance.

SKILLS & EXPERIENCE

Mr. Goldstein holds a B.S. in Business Administration from the University of Florida and an M.B.A. from NYU Stern School of Business. We believe that Mr. Goldstein’s role as co-founder and Chief Executive Officer and his extensive insight into Archer qualify him to serve on our board.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

–      None

OSCAR MUNOZ DIRECTOR AGE: 65 DIRECTOR SINCE: September 2021 COMMITTEES: Compensation

Mr. Munoz has served as a member of our board of directors since September 2021. Mr. Munoz served as Chairman and CEO of United Airlines from September 2015 to May 2021. He also served as a member of the board of directors of United Continental Holdings, Inc. from October 2010 to June 2021. Before joining United’s executive team, Mr. Munoz served in several roles at CSX Corporation from May 2003 to September 2015, including President, COO, CFO, and Executive Vice President. Mr. Munoz previously served on the board of directors of Continental Airlines, Inc. from May 2004 until its acquisition by United Airlines in October 2010. From January 2001 to April 2003, Mr. Munoz served as CFO of Consumer Services at AT&T. Before that, Mr. Munoz served as SVP of Finance and Administration at U.S. West from July 1997 to December 2000. Mr. Munoz also served in various leadership roles for The Coca-Cola Company from June 1986 to June 1997 and for PepsiCo from June 1982 to June 1986. Mr. Munoz currently serves on the board of directors of Univision Communications Inc. as well as an independent trustee on Fidelity Investments’ Equity & High-Income Fund. Mr. Munoz also currently serves on the board of trustees of the University of Southern California and The Brookings Institution.

SKILLS & EXPERIENCE

Mr. Munoz holds a B.A. in Finance and Strategy from USC’s Marshall School of Business and an MBA from Pepperdine University. We believe that Mr. Munoz’s deep understanding of the airline and transportation industries and executive experience at complex multi-national businesses qualify him to serve on our board.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

–      CBRE Group, Inc.

–      Salesforce.com, Inc.

2024 Proxy Statement 27

CONTINUING DIRECTORS

The following is biographical and certain other information for each of our continuing directors as of the Record Date.

NAME	AGE	POSITION	CLASS	DIRECTOR SINCE
Deborah Diaz(1)(2)	66	Director	Class I	September 2021
Fred M. Diaz(1)(3)(4)	58	Director	Class I	September 2021
Barbara Pilarski(5)	60	Director	Class II	January 2022
Maria Pinelli(6)(7)	61	Director	Class II	September 2021
Michael Spellacy(5)	52	Director	Class II	September 2021

(1)	Member of the audit committee

(2)	Chairperson of the nominating and corporate governance committee

(3)	Chairperson of the compensation committee

(4)	Lead Independent Director

(5)	Member of the nominating and corporate governance committee

(6)	Chairperson of the audit committee

(7)	Member of the compensation committee

2024 Proxy Statement 28

DEBORAH DIAZ DIRECTOR AGE: 66 DIRECTOR SINCE: September 2021 COMMITTEES: Nominating and Corporate Governance (Chair) Audit

Ms. Diaz has served as a member of our board of directors and audit committee and as the Chair of the nominating and corporate governance committee since September 2021. As CEO and VC Advisor of Catalyst ADV, Ms. Diaz manages a strategic growth advisory firm specializing in business transformation, innovative technologies, advanced manufacturing and strategic partnerships since December 2016. Ms. Diaz served as National Aeronautics and Space Administration’s (“NASA”) Chief Technology Officer and Deputy Chief Information Officer from November 2009 to October 2016, where she was responsible for NASA’s global system infrastructure, technology pilots, and risk management. From January 2007 to November 2009, Ms. Diaz served as Deputy Chief Information Officer for the United States Patent and Trademark Office. From October 2002 to January 2007, Ms. Diaz was the Senior Technical Advisor to create the U.S. Department of Homeland Security and also the Chief Information Officer for Science and Technology. Ms. Diaz brings decades of experience with industry and international organizations overseeing large operational staffs and budget, ESG implementation, and global business joint ventures. Ms. Diaz currently serves on the board of directors of Section IO and on the advisory board of directors of Equinix and Intel Corporation. Ms. Diaz formerly served on the board of directors of Dell Technologies GAB, Forcepoint EAB, Battle Resource Management, Inc., Intelvative, Inc., eKuber Ventures, Lincolnia LLC and ZeroAvia Inc.

SKILLS & EXPERIENCE

Ms. Diaz is National Association of Corporate Directors “Directorship” and Directors Academy “Board Director” certified. She holds an M.S. in International Business from Colorado State University and B.S. in Business Administration from Stonehill College. Ms. Diaz is also a licensed single engine pilot. We believe that Ms. Diaz’s broad experience working with innovative technologies and leadership in multiple high-risk market evolutions in both the private sector and government qualify her to serve on our board.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

–      Canoo Inc.

–      Primis Financial Corp.

2024 Proxy Statement 29

FRED M. DIAZ LEAD INDEPENDENT DIRECTOR AGE: 58 DIRECTOR SINCE: September 2021 COMMITTEES: Compensation (Chair) Audit

Mr. Diaz has served as a member of our board of directors since September 2021. Mr. Diaz served as President, CEO and Chairman of the Board of Mitsubishi Motors North America from April 2018 to April 2020. Before that, Mr. Diaz served as General Manager in Charge, Performance Optimization Global Marketing and Sales of Mitsubishi Motors Corporation in Japan, from July 2017 to April 2018. From April 2013 to July 2017, Mr. Diaz served in a number of roles for Nissan Motor Corporation, including Division Vice President & General Manager—North American Trucks and Light Commercial Vehicles, Sr. Vice President Sales, Marketing, Product Planning and Operations, and Division Vice President, Sales, Marketing, Product Planning and Parts & Service. Mr. Diaz also served in several roles for Fiat Chrysler Automobiles from 2004 to 2013, including President and CEO Ram Truck Brand, President and CEO Chrysler Mexico, Head of National Sales and National Director of Marketing Communications.

SKILLS & EXPERIENCE

Mr. Diaz holds a B.S. in Business Administration and Management with a Minor in Psychology from Texas Lutheran University and an M.B.A. from Central Michigan University. We believe that Mr. Diaz’s executive experience in various CEO and C-suite leadership roles as well as his robust sales, marketing, operations and product planning background in the automotive industry qualify him to serve on our board.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

–      Valero Energy Corporation

–      Smith & Wesson Brands, Inc.

–      Site One Landscape Supply Inc. (f/k/a as John Deere Landscapes LLC)

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BARBARA PILARSKI DIRECTOR AGE: 60 DIRECTOR SINCE: January 2022 COMMITTEES: Nominating and Corporate Governance

Ms. Pilarski has served as a member of our board of directors since January 2022. Ms. Pilarski currently serves as Global Head of Business Development at Stellantis, a position she has occupied since March 2021. Prior to joining Stellantis, Ms. Pilarski was employed at FCA US LLC (“FCA”) since 2009, having served as Head of Business Development for the North America region from March 2019 to February 2021, Head of Human Resources for the North America region from September 2017 to March 2019, and Head of Business Development for the North America region from June 2009 to September 2017. Prior to her employment at FCA, Ms. Pilarski served in various business development and finance positions within Chrysler LLC, DaimlerChrysler Corporation, and Chrysler Corporation since September 1985. Ms. Pilarski is the Executive Sponsor of the Stellantis Women’s Business Resource Group, which is dedicated to pursuing the professional development and advancement of female employees. Mrs. Pilarski currently serves on the board of directors of Corewell Health.

SKILLS & EXPERIENCE

Ms. Pilarski has a B.S. in Business Administration from Wayne State University and an M.B.A. from the University of Michigan. We believe that Ms. Pilarski’s leadership and business development roles at international companies and extensive experience in transportation and manufacturing qualify her to serve on our board.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

–      None

2024 Proxy Statement 31

MARIA PINELLI DIRECTOR AGE: 61 DIRECTOR SINCE: September 2021 COMMITTEES: Audit (Chair) Compensation

Ms. Pinelli has served as a member of our board of directors since September 2021. Ms. Pinelli has served as the Chief Executive Officer of Strategic Growth Advisors, LLC since December 2020. From July 2017 to December 2020, Ms. Pinelli led Ernst & Young LLP’s (“EY”) Consumer Products and Retail sector based in the U.S. Southeast. From July 2011 to June 2017, Ms. Pinelli was a Global Vice Chair of EY and led EY’s Global Strategic Growth Business unit with a focus on serving entrepreneurs, private and public companies poised for exponential growth. During the same period, she also served as EY’s Global IPO Leader, helping clients prepare for the public markets including initial public offering readiness, Sarbanes-Oxley Act compliance and how to manage stakeholder expectations. Prior to leading this global business of EY, Ms. Pinelli was EY’s Americas Director of Strategic Growth Markets from 2006 to 2011. She has led more than 20 IPOs in four different countries, more than 25 M&A transactions worldwide and speaks fluently on the capital markets, and has testified as an expert before the U.S. Financial Services Committee.

SKILLS & EXPERIENCE

Ms. Pinelli holds a B.Com. in Commerce from McMaster University and is a qualified public accountant in the United Kingdom and Canada. We believe that Ms. Pinelli is well-qualified to serve on our board due her international business and leadership roles, professional experience in the areas of finance, accounting, and audit oversight and her extensive experience in advising growth companies.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

–      Globant S.A.

–      International Game Technology PLC

2024 Proxy Statement 32

MICHAEL SPELLACY DIRECTOR AGE: 52 DIRECTOR SINCE: September 2021 COMMITTEES: Nominating and Corporate Governance

Mr. Spellacy has served as a member of our board of directors since September 2021. Mr. Spellacy has served as Managing Director of Alvarez & Marsal, LLC since June 2023. From October 2020 to June 2023, Mr. Spellacy served as CEO and director of Atlas Crest Investment Corporation. He served as a Senior Managing Director at Accenture plc (“Accenture”) from December 2017 to October 2020 and as Global Industry Leader of Accenture Capital Markets business overseeing Accenture’s Asset Management, Wealth Management and Investment and Trading businesses. Prior to Accenture, Mr. Spellacy was a Senior Partner, Asset and Wealth Management, at PricewaterhouseCoopers LLP from 2015 to 2017 and prior to that role, Mr. Spellacy was a Partner at Broadhaven Capital, an industry leading independent investment bank and private equity investor servicing the financial services and technology sectors from 2013 to 2015. Prior to Broadhaven, Mr. Spellacy was a Senior Executive, Management Committee Advisor at Bridgewater Associates, a widely recognized asset manager from 2009 to 2013. Prior to Bridgewater, Mr. Spellacy was a Partner and Managing Director at the Boston Consulting Group from 2003 to 2009 where he helped guide the firm’s global Alternative Investments Practice providing strategic business advisory services to global asset managers, sovereign wealth funds and asset owners. Mr. Spellacy’s extensive experience in technology and capital markets, as well as a public company director, qualifies him to serve on our board.

SKILLS & EXPERIENCE

Mr. Spellacy received his B.S. in Economics from the London School of Economics and MBA from the University of Hartford. We believe that Mr. Spellacy’s deep investing and capital markets expertise, along with his extensive management experience qualify him to serve on our board.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

–      Enfusion, Inc.

2024 Proxy Statement 33

NON-EMPLOYEE DIRECTOR COMPENSATION

The board of directors has adopted a non-employee director compensation policy designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract and retain directors to contribute to our long-term success.

The aggregate amount of compensation, including both cash compensation and equity compensation, paid to any of our non-employee directors for their service in a calendar year period may not exceed $1,500,000 in the first calendar year such an individual becomes a non-employee director and $750,000 in any other calendar year.

Ms. Pilarski has agreed to waive her director compensation with respect to her service as a non-employee director until such time as she is no longer employed by Stellantis or any of its affiliates.

Cash Compensation. Our non-employee directors receive a $140,000 annual cash retainer. In addition, the members of the audit committee, compensation committee, and nominating and corporate governance committee receive an annual cash retainer of $10,000, $6,000, and $4,000, respectively, with the chair of each such committee receiving an annual cash retainer of $15,000, $10,000, and $8,000 (in lieu of any member fees), respectively. In November 2022, the board of directors approved an additional annual cash retainer for our Lead Independent Director of $50,000 for the period between February 2022 until the 2023 Annual Meeting date, and then a $30,000 annual cash retainer starting after the 2023 Annual Meeting for subsequent years. In addition, we reimburse our non-employee directors for their reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.

Equity Compensation. Our non-employee directors receive equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. Each non-employee director is entitled to receive equity awards under our 2021 Equity Incentive Plan (the “2021 Plan”) in the form of restricted stock units (“RSUs”).

–	Initial Equity Grant. Each non-employee director appointed to our board of directors is granted an equity award, in the form of RSUs, on the date of their appointment to our board of directors having an aggregate value of $200,000 based on the closing price of our Class A common stock on the date of grant (the “Initial Equity Grant”). New non-employee directors appointed to our board of directors on a date other than our annual meeting of stockholders will be provided a prorated Initial Equity Grant based on the full number of months until the next annual meeting of stockholders. The Initial Equity Grant will vest on the earlier of (i) the date of the next annual meeting of the company’s stockholders and (ii) the date that is one year following the Initial Equity Grant date, in each case, so long as the non-employee director continues to provide services to the company through such date. Each Initial Equity Grant will accelerate in full upon the consummation of a Corporate Transaction (as defined in our 2021 Plan), subject to the non-employee director providing continuous service to the company through the applicable Corporation Transaction, or upon the applicable non-employee director’s death or Disability (as defined in the 2021 Plan).

–	Annual Equity Grant. On the date of each annual meeting of stockholders, each non-employee director who is serving on our board of directors, and who will continue to serve on our board of directors immediately following the date of such annual meeting, will automatically be granted equity, in the form of RSUs, having an aggregate value of $200,000 based on the closing price of our Class A common stock on the date of grant (the “Annual Equity Grant”). Each Annual Equity Grant will vest on the earlier of (i) the date of the next annual meeting of the company’s stockholders and (ii) the date that is one year following the Annual Equity Grant date, in each case, so long as the non-employee director continues to provide services to the company through such date. Each Annual Equity Grant will accelerate in full upon the consummation of a Corporate Transaction, subject to the non-employee director providing continuous service to the company through the applicable Corporation Transaction, or upon the applicable non-employee director’s death or Disability.

2024 Proxy Statement 34

We have established a Director Equity Deferral Plan pursuant to which non-employee directors may elect to take some or all of their Annual Equity Grant in the form of deferred rights to receive Class A common stock upon termination as a director.

The below table provides information for 2023 regarding all compensation awarded to, earned by, or paid to each person who served as a director for some portion or all of 2023, other than Mr. Goldstein. Mr. Goldstein is not included in the table below, as he received no compensation in 2023 for his service as a director. The compensation received by Mr. Goldstein as an employee in 2023 is shown in the “Executive Compensation—Summary Compensation Table” below.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	TOTAL ($)
Deborah Diaz	158,000	200,593	358,593
Fred M. Diaz	200,000	200,593	400,593
Oscar Munoz	146,000	200,593	346,593
Barbara Pilarski (3)	—	—	—
Maria Pinelli	161,000	200,593	361,593
Michael Spellacy	144,000	200,593	344,593
(1) Amounts reflect cash retainer amounts received by our non-employee directors for service on our board of directors, including committee and/or chairpersonship fees, and, in the case of Mr. Diaz, fees associated with serving as Lead Independent Director.
(2) Amounts reflect the aggregate grant date fair value of the RSUs measured pursuant to Financial Accounting Standards Board Accounting Standard Codification Topic 718 (“ASC 718”), without regard to forfeitures. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 10 to our Notes to the Consolidated Financial Statements included on our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024. These amounts do not reflect the actual economic value that may be realized by the non-employee director.
(3) Ms. Pilarski has agreed to waive her director compensation with respect to her service as a non-employee director until such time as she is no longer employed by Stellantis or any of its affiliates.

2024 Proxy Statement 35

The following table sets forth information regarding the aggregate number of shares of our Class A common stock underlying outstanding RSU awards granted to our non-employee directors in 2023 and the aggregate number of unvested shares of our common stock underlying RSU awards held by each non-employee director as of December 31, 2023.

NAME	NUMBER OF SHARES UNDERLYING RSUS GRANTED IN 2023 (1)	NUMBER OF SHARES UNDERLYING UNVESTED RSUS HELD AT FISCAL YEAR END
Deborah Diaz	59,347	59,347
Fred M. Diaz (2)	59,347	59,347
Oscar Munoz (3)	59,347	59,347
Barbara Pilarski	—	—
Maria Pinelli	59,347	59,347
Michael Spellacy	59,347	59,347
(1) The shares of Class A common stock underlying these awards vest or have vested as to 59,347 shares of Class A common stock, in full on the earlier of June 23, 2024 and the date of the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF THE CLASS III DIRECTORS.

2024 Proxy Statement 36

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2024 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that PwC is not ratified by our stockholders, the audit committee will review its future selection of PwC as our independent registered public accounting firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PwC audited our financial statements for the fiscal year ended December 31, 2023. Representatives of PwC are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions. PwC has served as our independent registered public accounting firm since 2020.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PwC will periodically rotate the individuals who are responsible for our audit. During the fiscal years ended December 31, 2023 and 2022, fees for services provided by PwC were as follows:

	FISCAL YEAR ENDED 12/31/23 ($)	FISCAL YEAR ENDED 12/31/22 ($)
Audit Fees (1)	2,814,109	1,379,780
Audit Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	900	2,900
Total Fees	2,815,009	1,382,680
(1) “Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements and the effectiveness of our internal control over financial reporting; the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). The total amounts in 2023 reflected in this row includes: (i) $2,489,109 in fees for professional services rendered for the audit and review of our financial statements in connection with our required periodic filings and (ii) $325,000 in fees for professional services rendered in connection with financial statements incorporated in registration statements and capital markets transactions.
(2) “Audit related fees” include fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3) “Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters, assistance with sales tax and assistance with tax audits.
(4) “All other fees” include fees for services other than the services reported in audit fees, audit-related fees, and tax fees.

2024 Proxy Statement 37

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee’s policy is to pre-approve all audit, review and attest services, as well as all permitted non-audit services performed by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other non-audit services. In addition, the audit committee has established procedures by which the audit committee may delegate pre-approval authority to one or more of its members, including its chairperson. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

2024 Proxy Statement 38

PROPOSAL NO. 3 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Approval, on a non-binding advisory basis, of the compensation of our named executive officers will be obtained in the number of votes cast “FOR” the proposal exceeds the number of votes “AGAINST” the proposal.

Stockholders are urged to read the section titled “Executive Compensation,” which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our compensation committee and board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Executive Compensation section, the compensation tables and narrative discussion and the other related disclosures.”

As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

2024 Proxy Statement 39

PROPOSAL NO. 4 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing our stockholders with an opportunity to make a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on frequency” vote and must be submitted to stockholders at least once every six years.

You have four choices for voting on this proposal. You can choose whether future non-binding advisory votes on the compensation of our named executive officers should be conducted every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.” The frequency receiving the greatest number of votes cast by stockholders at the Annual Meeting will be deemed the preferred frequency option of our stockholders. You may also “ABSTAIN” from voting.

After careful consideration, our board of directors recommends that future non-binding advisory votes on the compensation of our named executive officers be held every year so that stockholders may express annually their views on our executive compensation program.

Stockholders are not voting to approve or disapprove the board of directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory votes on the compensation of our named executive officers by selecting one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal.

As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation of our named executive officers. However, because this is an advisory vote and therefore not binding on our board of directors or our company, our board of directors may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our named executive officers more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our board of directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR.”

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PROPOSAL NO. 5 – APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) was amended effective August 1, 2022, to authorize exculpation of officers of Delaware corporations. Specifically, the amendment permits Delaware corporations to exculpate certain of their officers, in addition to their directors, for personal liability for breach of the duty of care in limited circumstances. This exculpation would not protect officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this exculpation shield such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.

Our board of directors believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain highly-qualified senior leadership. The nature of the role of directors and officers often requires them to make decisions on crucial matters often in time-sensitive situations, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect competitor companies will likely adopt exculpation clauses that limit the personal liability of officers in their charters and failing to adopt the amendment could negatively affect our ability to recruit and retain high-caliber officer candidates.

This protection has long been afforded to directors, and our board of directors believes that extending similar exculpation to its officers is fair and in the best interests of our company and its stockholders. In addition to the changes to permit officer exculpation described above, the amendment would make technical and administrative changes. Accordingly, our board of directors has unanimously approved the Certificate of Amendment to our Amended and Restated Certificate of Incorporation in the form attached hereto as Appendix A-1 (the “Certificate of Amendment”), declared it to be advisable and in the best interests of us and our stockholders and recommends that our stockholders vote “FOR” the proposed Certificate of Amendment. For convenience of reference, a copy of the Certificate of Amendment showing the changes from our current charter, with deleted text shown in strikethrough and added or moved text shown as underlined, is attached hereto as Appendix A-2. The affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of our Class A common stock and Class B common stock entitled to vote at the annual meeting, voting together as a single class, is required to approve the Certificate of Amendment. Abstentions are treated as the same as voting “AGAINST” this proposal.

If our stockholders approve the Certificate of Amendment, our board of directors has authorized our officers to file the Certificate of Amendment with the Delaware Secretary of State, to become effective upon acceptance by the Delaware Secretary of State. Our board of directors intends to have that filing made if, and as soon as practicable after, this proposal is approved at this Annual Meeting. However, even if our stockholders adopt the Certificate of Amendment, the board of directors may abandon the Certificate of Amendment without further stockholder action prior to the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State and, if abandoned, the Certificate of Amendment will not become effective. If the board of directors abandons the Certificate of Amendment, it will publicly disclose that fact and the reason for its determination.

If this proposal is not approved by our stockholders, or if our board of directors abandons the Certificate of Amendment, then the Certificate of Amendment will not be adopted and the current Amended and Restated Certificate of Incorporation will remain in place.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE CERTIFICATE OF AMENDMENT.

2024 Proxy Statement 41

REPORT OF THE AUDIT COMMITTEE:

The information contained in this report is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The principal purpose of the audit committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit committee’s function is more fully described in its charter. Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm for the fiscal year ended December 31, 2023, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

Our audit committee has reviewed and discussed with our management and PwC our audited consolidated financial statements for the fiscal year ended December 31, 2023. Our audit committee has also discussed with PwC the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding required “Communications with Audit Committees.” Our audit committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence and has discussed with PwC its independence from us.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the U.S. Securities and Exchange Commission. Members of our audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained the appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s consideration and discussions do not assure that the audit of the company’s consolidated financial statements have been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with the accounting principles generally accepted in the United States and that PwC is in fact “independent.”

SUBMITTED BY THE AUDIT COMMITTEE

Maria Pinelli, Chairperson

Deborah Diaz

Fred M. Diaz

2024 Proxy Statement 42

EXECUTIVE OFFICERS:

The names of our executive officers, their ages as of the date of this Proxy Statement and their positions are shown below.

NAME	AGE	POSITION
Adam Goldstein	44	Founder, CEO and Director
Mark Mesler	56	Chief Financial Officer
Eric Lentell	44	General Counsel and Secretary
Tom Muniz	39	Chief Technology Officer
Tosha Perkins	41	Chief People and Partnerships Officer

Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers. For information regarding Mr. Goldstein, please refer to “Proposal No. 1—Election of Directors.”

MARK MESLER

Mr. Mesler has served as our CFO since February 2022. Prior to joining Archer, Mr. Mesler served as the Chief Financial Officer of Volansi Inc., an aerial logistics and drone company, from November 2020 to January 2022, as Vice President of Finance for Bloom Energy, Inc., a company producing solid oxide fuel cells, from August 2009 to November 2020, and in various other finance roles from January 1991 through August 2009. Mr. Mesler has a B.S. in Finance from Penn State University and an M.B.A. from Carnegie Mellon University’s Tepper School of Business.

ERIC LENTELL

Mr. Lentell has served as our General Counsel since April 2024. Prior to being promoted into this role, he served as our Deputy General Counsel from when he joined the Company in June 2021 to March 2024. Prior to joining Archer, Mr. Lentell served as a Director of Legal at Google LLC where he oversaw the legal matters related to Fitbit’s products and services. Mr. Lentell’s time at Google LLC was a result of Google LLC’s acquisition of Fitbit, Inc. where Mr. Lentell served in roles with progressively more responsibility over his seven year tenure with him serving as Vice President, Deputy General Counsel at the time of the acquisition. Prior to Fitbit, Mr. Lentell was a member of the legal teams at at VeriFone, Inc. and Dish Network LLC. Mr. Lentell holds a B.S. in Information Systems and a J.D. from the University of Colorado Boulder.

TOM MUNIZ

Mr. Muniz has served as our Chief Technology Officer since March 2024 and previously served as our Chief Operating Officer from March 2021 to March 2024. Before being promoted to Chief Operating Officer, Mr. Muniz served as our Vice President of Engineering from December 2019 through February 2021. From July 2019 to December 2019, Mr. Muniz served as Vice President of Engineering at Wisk, an eVTOL company. From January 2011 to July 2019, Mr. Muniz served in a variety of roles at Kitty Hawk, an eVTOL company, including Lead Engineer, Battery Systems Group, Director of Subsystems Engineering, and VP Engineering. From May 2009 to December 2010, Mr. Muniz served as an Aerospace Engineer at Desktop Aeronautics, Inc., a developer of aeronautics software. Mr. Muniz holds a B.S. in Mechanical Engineering from the University of California, Berkeley and an M.S. in Aeronautics and Astronautics from the University of Washington.

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TOSHA PERKINS

Dr. Perkins has served as our Chief People and Partnerships Officer since April 2023 and previously served as Chief People Officer between June 2021 to April 2023. Prior to joining Archer, Dr. Perkins served as the Senior Vice President and Chief Human Resources Officer of McDermott International, Inc., a global engineering, procurement, construction and installation company (“McDermott”), from January 2020 to September 2020. Prior to that, she served as McDermott’s Vice President of Human Resources from July 2019 to January 2020 and as McDermott’s Vice President of Talent & Organizational Development from May 2018 to June 2019. Previously, she served as: Senior Director, Talent & Organizational Development for CB&I Inc., an engineering, procurement, and construction company, from June 2016 to May 2018; Client Service Lead for Slalom, a management consulting firm, from September 2014 to September 2016; and several other positions of increasing responsibility in the consulting industry. Dr. Perkins holds a B.S. in psychology from Texas State University and a Ph.D. from Alliant International University in industrial/organizational psychology.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The below table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2024, by:

●	each of our named executive officers;

●	each of our directors or director nominees;

●	all of our directors and executive officers as a group; and

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 283,821,729 shares of Class A common stock and 38,254,915 shares of Class B common stock outstanding as of March 31, 2024. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2024 or RSUs that may vest and settle within 60 days of March 31, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Archer Aviation Inc., 190 W. Tasman Drive, San Jose, California, 95134.

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NAME OF BENEFICIAL OWNER	CLASS A		CLASS B		% OF TOTAL VOTING POWER
OTHER 5% OR GREATER STOCKHOLDERS (1)	SHARES	%	SHARES	%
Ark Investment Management LLC (2)	28,866,814	10.17			4.33
BlackRock, Inc. (3)	14,993,798	5.28	—	*	2.25
Marc Lore (4)	28,086,358	9.90	—	*	4.21
State Street Corporation (5)	14,796,322	5.21	—	*	2.22
Stellantis N.V.(6)	47,099,946	16.59	—	*	7.07
NAMED EXECUTIVE OFFICERS & DIRECTORS
Adam Goldstein (7)	139,526	*	34,217,931	89.45	51.37
Andy Missan (8)	286,279	*	—	*	*
Tom Muniz (9)	1,780,824	*	—	*	*
Deborah Diaz (10)	142,347	*	—	*	*
Fred M. Diaz (11)	160,669	*	—	*	*
Oscar Munoz (12)	443,329	*	—	*	*
Barbara Pilarski	-	*	—	*	*
Maria Pinelli (13)	128,041	*	—	*	*
Michael Spellacy (14)	2,996,356	1.06	—	*	*
All Current Executive Officers & Directors as a Group (11 Persons) (15)	6,998,612	2.47	34,217,931	89.45	52.40
*Indicates ownership of less than one percent.
(1) Unless otherwise noted, the business address of each of those listed in the table above is c/o Archer Aviation Inc., 190 W. Tasman Drive, San Jose, CA 95134.
(2) As reported in a statement on Schedule 13G/A filed with the SEC on March 11, 2024 by Ark Investment Management LLC (“ARK”). According to the Schedule 13G/A, as of February 29, 2024, ARK and certain affiliated funds have sole voting and investment discretion over 27,439,210 shares of our Class A common stock and sole disposition power over 28,866,814 shares. ARK has shared voting power over 800,252 shares of our Class A common stock. ARK’s business address is: 200 Central Avenue, St. Petersburg, FL 33701.
(3) As reported in a statement on Form 13G/A filed with the SEC on January 29, 2024, by BlackRock, Inc. (“BlackRock”). BlackRock and certain affiliated entities have sole voting and investment discretion over the number of shares of our Class A common stock ascribed to BlackRock in the table above. BlackRock’s business address is 50 Hudson Yards, New York, NY 10001.
(4) As reported in a statement on Schedule 13G filed with the SEC on January 10, 2023. The securities reported in this row consist entirely of Class A common stock and include 291,122 shares which are subject to a lapsing repurchase right held by us as of March 31, 2024. Mr. Lore is the direct beneficial owner of all securities reported in the table above and he has sole voting and investment discretion over them. Mr. Lore’s business address is: 443 Greenwich Street, PHA, New York, NY 10013.
(5) As reported in a statement on Form 13G filed with the SEC on January 25, 2024, by State Street Corporation (“State Street”). State Street and certain affiliated entities have sole voting and investment discretion over the number of shares of our Class A common stock ascribed to State Street in the table above. State Street’s business address is State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114.
(6) As reported in a statement on Form 13D/A filed with the SEC on March 15, 2024, by Stellantis N.V. (“Stellantis”). Stellantis and certain affiliated entities have sole voting and investment discretion over the number of shares of our Class A common stock ascribed to Stellantis in the table above. Stellantis’ business address is Taurusavenue 1, 2132LS, Hoofddorp, The Netherlands. This amount includes 1,077,024 shares of Class A common stock issuable upon exercise of a warrant to Stellantis Europe S.p.A., 1,671,202 shares of Class A common stock issuable upon exercise of a warrant to FCA USA LLC, and 5,000,000 shares of Class A common stock issuable upon exercise of a warrant to Stellantis.
(7) The securities set forth in this row consist of: (i) 139,526 shares of our Class A common stock held directly by Capri Growth LLC (“Capri”), of which Adam Goldstein is the managing member; (ii) 27,756,278 shares of Class B common stock held directly by Capri and (iii) 6,461,653 shares of Class B common stock directly held by Mr. Goldstein.
(8) The securities reported in this row consist of: (i) 201,155 shares of our Class A common stock directly held by Andy Missan; and (ii) 85,124 shares of Class A common stock underlying RSUs scheduled to vest within 60 days following March 31, 2024.
(9) The securities reported in this row consist of: (i) 1,187,830 shares of our Class A common stock directly held by Tom Muniz; and (ii) 592,994 shares of Class A common stock underlying RSUs scheduled to vest within 60 days following March 31, 2024.
(10) The securities reported in this row consist of (i) 34,389 shares of our Class A common stock directly beneficially owned by Deborah Diaz; (ii) 59,347 shares of Class A common stock underlying RSUs scheduled to vest within 60 days following March 31, 2024; and (iii) 48,661 shares of Class A common stock underlying fully vested deferred RSUs.
(11) The securities reported in this row consist of (i) 52,711 shares of our Class A common stock directly beneficially owned by Fred M. Diaz; (ii) 59,347 shares of Class A common stock underlying RSUs scheduled to vest within 60 days following March 31, 2024; and (iii) 48,661 shares of Class A common stock underlying fully vested deferred RSUs.
(12) The securities reported in this row consist of (i) 329,979 shares of our Class A common stock directly beneficially owned by Oscar Munoz; (ii) 59,347 shares of Class A common stock underlying RSUs scheduled to vest within 60 days following March 31, 2024; and (iii) 54,003 shares of Class A common stock underlying fully vested deferred RSUs.
(13) The securities reported in this row consist of (i) 68,694 shares of our Class A common stock directly beneficially owned by Maria Pinelli; and (ii) 59,347 shares of Class A common stock underlying RSUs scheduled to vest within 60 days following March 31, 2024.

(14) The securities reported in this row consist of: (i) 195,166 shares of our Class A common stock directly beneficially owned by Michael Spellacy; (ii) 1,694,906 shares of our Class A common stock beneficially owned by Achill Holdings LLC (“Achill”), of which Mr. Spellacy is the sole managing member, (iii) 1,046,937 shares of Class A common stock underlying warrants owned by Achill and (iv) 59,347 shares of Class A common stock underlying RSUs scheduled to vest within 60 days following March 31, 2024. Of the shares of Class A common stock owned by Achill, 254,236 shares are subject to forfeiture in the event that our stock price does not meet certain targets more specifically described in the Amended and Restated Sponsor Letter Agreement (the “Sponsor Letter Agreement”) dated July 29, 2021. The Sponsor Letter Agreement was previously filed by us with the SEC on August 3, 2021 as Annex D-2 to Amendment Number 4 to our Registration Statement filed on Form S-4.

(15) This total includes the securities beneficially owned by all of the company’s directors and executive officers, including, without limitation, the securities described in footnotes (7) and (9) through (14). It also includes an additional 377,394 shares which are subject to a lapsing repurchase right as of March 31, 2024 and 1,125,373 RSUs scheduled to vest within 60 days of March 31, 2024.

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EXECUTIVE COMPENSATION

We were a smaller reporting company in 2023, and as a result, we are eligible for certain exemptions from various reporting requirements relating to executive compensation. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

SUMMARY COMPENSATION TABLE

The below table provides information concerning compensation awarded to, earned by or paid to each of our named executive officers (“NEOs”) for all services rendered in all capacities during the fiscal years in which such individuals were named executive officers. Our named executive officers for 2023 were:

–	Adam Goldstein, our CEO;

–	Tom Muniz, our Chief Technology Officer; and

–	Andy Missan, our former Chief Legal Officer (“CLO”).

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
Adam Goldstein	2023	600,000	—	393,750	10,000	1,003,750
Chief Executive Officer	2022	600,000	—	600,000	—	1,200,000
	2021	458,333	145,567,104	300,000	—	146,325,437
Thomas Muniz	2023	650,000	4,669,000	318,500	15,150	5,652,650
Chief Technology Officer	2022	650,000	—	320,125	10,250	980,375
Andy Missan (4)	2023	500,000	734,842	343,000	25,000	1,602,842
Former Chief Legal Officer	2022	500,000	—	344,750	7,089	851,839
(1) The amounts reported represent the grant date fair value of the RSUs granted to a NEO during 2023 and 2022, as applicable, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 10 in our Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 29, 2024.
(2) The amounts represent the bonuses paid under our annual bonus plan.
(3) The amounts reported represent: (a) for Mr. Goldstein, taxable reimbursement of benefit, tax, and financial advisory services (“financial planning benefit”) of $10,000 in 2023, (b) for Mr. Muniz, company contributions under its 401(k) plan of $11,250 and in 2023 and 2022, respectively and financial planning benefit of $3,900 in 2023 and (c) for Mr. Missan, company contributions under its 401(k) plan of $15,000 and $7,089 in 2023 and 2022, respectively, and financial planning benefit of $10,000 in 2023.
(4) Mr. Missan transitioned from his former position as CLO to the role of senior advisor, effective as of March 28, 2024.

ELEMENTS OF OUR COMPENSATION PROGRAM

Base salary

Base salary is designed to be a competitive fixed component that establishes a guaranteed minimum level of cash compensation for our executive officers. Our compensation committee reviews base salaries on an annual basis taking into account each officer’s level of responsibility, experience, performance and competitive market data. No changes were made to the base salaries of the NEOs in 2023.

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Performance-based annual bonus

Each of our executive officers is eligible to earn an annual cash incentive award under our 2023 Executive Bonus Plan. This performance-based annual bonus is designed to reward the achievement of annual corporate performance relative to pre-established goals, as well as individual performance, contributions and strategic impact.

In 2023, the annual bonuses were weighted 40% on corporate performance and 60% on attainment of individual goals for all of our NEOs, except for our CEO. The annual incentive award for our CEO was weighted 100% on corporate performance. The 2023 corporate goals and their associated weightings were established by our compensation committee early in the fiscal year and are focused on near-term strategic milestones that advance our mission and create long-term value for our stockholders. Individual goal achievement for each NEO’s performance was determined by the compensation committee based on an evaluation of achievement against objective individual goals. Total bonus funding is capped at 125% of the target bonus.

The compensation committee may award bonuses in a particular year that are in excess of or below the target bonus amount based on its assessment of such executive officer’s performance and also annually evaluates the target bonus opportunity and, as part of such evaluation, at its discretion, may increase or decrease the annual bonus opportunity based on additional factors, such as individual and corporate performance.

For 2023, the compensation committee determined that each NEO would be awarded a bonus equal to 95% of target, which reflects the achievement of our NEOs against the corporate and individual goals determined at the start of the year. Bonuses were paid according to the 2023 Executive Bonus Plan’s formulaic funding, with no discretionary adjustments.

Long-term equity incentive compensation

Our compensation committee believes that long-term equity incentive compensation is a critical component of our executive compensation program that links the interests and risks of our executive officers with those of our stockholders. Long-term incentive compensation is an effective means for focusing our executive officers on driving increased stockholder value over a multi-year period and motivating them to remain employed with us.

In 2023, equity-based awards for our executive officers, other than our CEO, were granted in the form of time-vested RSUs that vest over four years, subject to their continued service.

Employee benefits and perquisites

All executive officers are eligible for a taxable reimbursement for services from a certified financial planner, certified public accountant or similar professional for certain estate planning, tax preparation, retirement planning services up to an annual maximum of $10,000. We provide certain additional benefits to executive officers that are generally available to all employees, including medical, dental, vision and life insurance coverage, as well as 401(k) matching contributions; however, our compensation committee in its discretion may revise, amend, or add to these benefits.

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OUTSTANDING EQUITY AWARDS AT FISCAL-YEAR END TABLE

			Option Awards				Stock Awards
Name		Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units or stock that have not vested ($)(1)	Number of unearned shares, units or other rights that have not vested (#)	Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Adam Goldstein	(2)	9/16/2021	—	—	—	—	—	—	15,006,918	92,142,477
Thomas Muniz	(5)	2/5/2020	—	178,028	0.04	2/4/2030	—	—	—	—
	(6)	11/3/2020	—	302,389	0.15	11/2/2030	—	—	—	—
	(7)	12/8/2021	—	—	—	—	71,974	441,920
	(8)	5/1/2023	—	—	—	—	2,300,000	14,122,000	—	—
Andy Missan	(3)	12/8/2021	—	—	—	—	437,500	2,686,250	—	—
	(4)	5/1/2023	—	—	—	—	294,118	1,805,885	—	—
(1) Represents the value of the number of shares of Class A common stock or Class B common stock, as applicable, covered by the RSU awards reported in this column using $6.14, which was the fair market value of the Class A common stock on December 29, 2023, the last trading day of the year. The value provided assumes any relevant performance criteria are achieved.
(2) On September 16, 2021, pursuant to the 2019 Plan, Mr. Goldstein was granted a performance-based equity award consisting of RSUs settleable for 20,009,224 shares of Class B common stock. This award vests ratably in 1/4th increments upon certification by our compensation committee of the achievement of certain milestones over the seven-year period beginning on September 16, 2021.
(3) Mr. Muniz was granted a stock option on February 5, 2020 pursuant to the 2019 Plan which is exercisable for 762,978 shares of the Class A common stock. The award has a five-year vesting schedule with 1/5th of the total award vested on December 6, 2020, and 1/60th vesting ratably on a monthly basis thereafter, subject to his continued service with us. In accordance with the grant agreements entered into by Mr. Muniz with us, he early exercised his entire stock option on November 30, 2020 and the unvested shares he received pursuant to his early exercises remain subject to a lapsing right of repurchase.
(4) Mr. Muniz was granted a stock option on November 3, 2020 pursuant to the 2019 Plan which is exercisable for 788,838 shares of the Class A common stock. The award has a five-year vesting schedule with 1/5th of the total award vested on November 1, 2021, with 1/60th vesting ratably on a monthly basis thereafter, subject to his continued service with us. In accordance with the grant agreements entered into by Mr. Muniz with us, he early exercised his entire stock option on November 30, 2020 and the unvested shares he received pursuant to his early exercises remain subject to a lapsing right of repurchase.
(5) Mr. Muniz was granted a RSU settleable for 215,920 shares of Class A common stock on December 8, 2021 pursuant to the 2021 Plan. The award has a three-year vesting schedule, with 1/3 of the total award vested on November 15, 2022, and 1/12 of the total award vesting quarterly thereafter on each March 1st, May 15th, August 15th and November 15th, subject to his continued service with us.
(6) Mr. Muniz was granted a RSU settleable for 2,300,000 shares of Class A common stock on May 1, 2023 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/4 vesting on May 15, 2024 and 1/16 of the total award vests quarterly thereafter, subject to his continued service with us.
(7) Mr. Missan was granted a RSU settleable for 1,000,000 shares of Class A common stock on December 8, 2021 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/4th of the total award vested on August 15, 2022, and 1/16th of the total award vests quarterly thereafter on each November 15th, March 1st, May 15th, and August 15th, subject to his continued service with us. See –“Andy Missan Transition Arrangement” below for additional information about this grant.

(8) Mr. Missan was granted a RSU settleable for 361,991 shares of Class A common stock on May 1, 2023 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/16th of the total award vesting quarterly starting on May 15, 2023, subject to his continued service with us. See –“Andy Missan Transition Arrangement” below for additional information about this grant.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Adam Goldstein. In September 2021, we entered into an employment agreement with Mr. Goldstein substantially on the terms set forth below in connection with the Closing of the Business Combination. Pursuant to the terms of his agreement, Mr. Goldstein is eligible for the following severance for a termination without “cause” or resignation for “good reason” (as defined in his employment agreement) not in connection with a change in control:

–	24 months of base salary at time of termination paid in accordance with our normal payroll practices;

–	a lump sum cash payment equal to two times the target annual bonus;

–	a lump sum payment equal to 24 months of COBRA premiums; and

–	24-month accelerated vesting of any time-vested equity awards.

For a termination without cause or resignation for good reason in the period starting three months prior to and ending 18 months following a change in control, Mr. Goldstein will each be eligible for the following severance package:

–	24 months of base salary at time of termination paid in a lump sum;

–	a lump sum cash payment equal to two times the target annual bonus;

–	a lump sum payment equal to 24 months of COBRA premiums; and

–	100% accelerated vesting of any time-vested awards.

As a condition of receiving the severance benefits, Mr. Goldstein must execute a general release of claims in favor of Archer and allow it to become effective and comply with all applicable agreements including but not limited to, our form of confidentiality and invention assignment agreement.

Other Executive Officers. In February 2022, we entered into Change in Control and Severance Agreements with each of our then-current executive officers (excluding Adam Goldstein, whose change in control and severance arrangements are provided separately in their employment agreements and described above) (the “Eligible Executive Officers”). In the event of certain qualifying terminations of employment pursuant to the Change in Control and Severance Agreements, each of the Eligible Executive Officers is entitled to: (i) an amount equal to 12 months of his or her base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum; (ii) a pro rata payment of his or her then-current annual bonus to the extent earned, and (iii) to the extent that her or she timely elects to receive continued coverage under our group-healthcare plans, a lump sum cash payment in an amount equal to the full amount of his or her COBRA premiums for the same period as he or she is entitled to severance. In addition, each Eligible Executive Officer’s outstanding equity awards will become vested and exercisable, as applicable, as if he or she had completed an additional 12 months of service, excluding awards that would otherwise vest contingent upon remaining-unsatisfied performance criteria.

In the event a qualifying termination occurs within three months preceding or 18 months following a “change in control”, each Eligible Executive Officer is entitled to: (i) an amount equal to 12 months of his or her base salary and 100% of his or her target bonus at the rate in effect immediately prior to such termination, payable in a cash lump-sum; and (ii) a pro rata payment of his or her then-current target bonus based on the actual period of service during the bonus period. In addition, each Eligible Executive Officer’s outstanding equity awards will become vested and exercisable, as applicable, with respect to 100% of the then-unvested shares, excluding awards that would otherwise vest contingent upon remaining-unsatisfied performance criteria. The Eligible Executive Officer will also be entitled to continuation of COBRA benefits as set forth above.

All such severance payments and benefits are subject to each Eligible Executive Officer’s execution of a general release of claims against us.

None of our executive officers are entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and Internal Revenue Code Section 4999.

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Andy Missan Transition Arrangement. In February 2024, we entered into a Transition Agreement and Advisor Agreement with Andy Missan (the “Transition Arrangement”) pursuant to which Mr. Missan transitioned from his former role as our Chief Legal Officer to a Senior Advisor, effective March 28, 2024. The Transition Arrangement entitles Mr. Missan to receive a monthly advisory fee and continued vesting during his term as a Senior Advisor to the Company. Additionally, pursuant to the Transition Arrangement, Mr. Missan was entitled to: (i) a one-time cash payment equal to 12 months of Mr. Missan’s salary; (ii) a pro-rated amount of Mr. Missan’s cash bonus through March 31, 2024; (iii) a one-time cash payment equal to 12-months of COBRA premiums; and (iv) the accelerated vesting of 340,498 of his RSUs. As part of this arrangement, Mr. Missan agreed to a customary general release and waiver of claims.

COMPENSATION RISK ASSESSMENT

The compensation committee reviewed our executive and employee compensation programs to assess whether they encourage our employees to take excessive or inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short-term and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the compensation committee has determined that any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

–	any breach of the director’s duty of loyalty to us or our stockholders;

–	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

–	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

–	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain of our key employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.

We believe that provisions of our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified directors, officers and key employees. We also maintain directors’ and officers’ liability insurance.

2024 Proxy Statement	51

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors or executive officers, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and our other named executive officers (“Non-PEO NEOs”) and company performance for the fiscal years listed below. Our compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our named executive officers for any of the periods listed. These amounts reflect Summary Compensation Table (“SCT”) compensation with certain adjustments as described in the following table and footnotes.

In evaluating each executive’s performance, the compensation committee sets corporate goals that advance us towards commercialization. The compensation committee also sets financial performance targets to assess the company’s ongoing business and operational efficiency. We went public in September 2021 and are not yet generating operating revenue. The majority of our NEOs’ target annual total compensation is variable in nature and “at-risk” and linked to our performance towards achieving key goals set by our compensation committee.

2024 Proxy Statement	52

Year (1)	Summary Compensation Table Total for PEO 1 ($)	Compensation Actually Paid to PEO 1 ($)(2)	Summary Compensation Table Total for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)(2)	Average Summary Compensation Table Total for non-PEO NEOs ($)	Average Compensation Actually Paid to non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on Company Total Stockholder Return ($)(7)	Net Loss ($ millions)(8)
2023	1,003,750	27,950,070	—	—	3,627,746	11,188,491	101.66	(458)
2022	1,200,000	(45,146,083)	4,846,372	(46,473,291)	4,426,452	1,965,114	30.96	(317)
(1) Adam Goldstein served as our Chief Executive Officer (PEO 1) for the entirety of the applicable years. Brett Adcock served as our co-Chief Executive Officer (PEO 2) for a portion of 2022. Our non-PEO NEOs were Mark Mesler and Tosha Perkins for 2022 and Tom Muniz and Andy Missan for 2023.
(2) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts from the total compensation amount reported in the SCT for the PEOs and the Non-PEO NEOs as required by Item 402(v) of Regulation S-K, as set forth in the tables below. In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our applicable Annual Report on Form 10-K and the footnotes to the SCT that appears in our applicable definitive proxy statement.
							PEO 1
							2023 ($)	2022 ($)
SCT Total							1,003,750	1,200,000
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year							—	—
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year							—	—
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years							25,605,759	(44,531,306)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year							—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year							1,340,561	(1,814,777)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year							—	—
Compensation Actually Paid							27,950,070	(45,146,083)
							PEO 2
							2023 ($)	2022 ($)
SCT Total							—	4,846,372
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year							—	—
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year							—	—
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years							—	(48,722,460)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year							—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year							—	(2,597,203)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year							—	—
Compensation Actually Paid							-	(46,473,291)
							2023 ($)	2022 ($)
SCT Total							3,627,746	4,426,452
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year							(3,400,000)	(3,707,912)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year							7,963,942	1,724,824
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years							2,058,096	(364,875)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year							171,606	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year							767,101	(113,375)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year							—	—
Compensation Actually Paid							11,188,491	1,965,114
(7) Represents value of initial $100 investment in Company stock on December 31, 2021, the last trading day prior to the earliest fiscal year shown in the table.
(8) Represents the Company’s net loss reflected in the Company’s audited financial statements.

2024 Proxy Statement	53

Description of Relationship Between Company Total Stockholder Return (“TSR”); Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company TSR

The following chart sets forth the relationship between compensation actually paid to the PEOs and the average of compensation actually paid to our non-PEO NEOs as a group compared to our cumulative TSR over the two most recently completed fiscal years. Changes in compensation actually paid is generally proportional to changes in our Class A common stock price since changes in the fair value of the NEOs’ equity awards are directly impacted by our stock price. Our stock price during the covered period has fluctuated significantly, much of which was driven by factors external to our business. Since equity awards comprise a significant portion of the total compensation of our NEOs, compensation actually paid inherently fluctuates with our TSR.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between compensation actually paid of the PEOs, the average of compensation actually paid of our non-PEO NEOs and our net loss during the two most recently completed fiscal years. We do not use net loss as a performance measure in our overall executive compensation program. The compensation actually paid of our NEOs is not aligned with our net loss, as shown below, primarily due to the significant portion of compensation actually paid of NEOs is equity awards, a result of which is much greater sensitivity of compensation actually paid to our Class A common stock price.

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All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EQUITY COMPENSATION PLAN INFORMATION:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING SECURITIES (#)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS ($)(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN(A))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	33,952,315(3)	0.12	43,383,031(4)
Equity compensation plans not approved by security holders	—	—	—
Total	33,952,315	0.12	43,383,031
(1) The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2) Includes our (i) 2021 Plan; (ii) 2021 Employee Stock Purchase Plan; and 2019 Equity Incentive Plan (the “2019 Plan”).
(3) Includes: (i) 16,515,565 shares subject to outstanding awards granted under the 2021 Plan, all of which shares were subject to outstanding RSU awards and (ii) 17,436,750 shares subject to outstanding awards granted under the 2019 Plan, of which 2,429,832 shares were subject to outstanding option awards and 15,006,918 shares were subject to outstanding RSU awards.
(4) As of December 31, 2023, there were 43,383,031 shares of Class A common stock available for issuance under the 2021 Plan and no additional shares available for issuance under the 2019 Plan. The number of shares of Class A common stock reserved for issuance under our 2021 Plan increased automatically by 15,320,111 shares on January 1, 2024 and will increase automatically on the first day of January of each of 2022 through 2031 by the number of shares equal to 5% of all series and classes of our common stock outstanding as of the immediately preceding December 31 or a lower number approved by our board of directors. As of December 31, 2023, there were 7,778,810 shares of Class A common stock available for issuance under the 2021 Employee Stock Purchase Plan. The number of shares of Class A common stock reserved for issuance under our 2021 Employee Stock Purchase Plan increased automatically by 2,679,473 shares on January 1, 2024 and will increase automatically on the first day of January of each of 2022 through 2031 by the number of shares equal to 1% of the total issued and outstanding shares of our Class A common stock as of the immediately preceding December 31 or a lower number approved by our board of directors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS:

The following includes a summary of transactions since January 1, 2022 to which we were, are, or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had, have, or will have a direct or indirect material interest.

Agreements with Stellantis. On January 3, 2023, Archer entered into the following agreements with Stellantis N.V. (“Stellantis”):

Collaboration Agreement. Pursuant to the Collaboration Agreement between us and Stellantis, the parties will collaborate on the development and implementation of our manufacturing operations for the production of our eVTOL aircraft products. Pursuant to the Collaboration Agreement, Stellantis has agreed to provide personnel, resources and assistance supporting, among other things, construction plans and activities, powertrain automation, and manufacturing and industrial engineering activities relating to our eVTOL aircraft. In exchange, we have granted Stellantis certain exclusivity rights with respect to, among other things, the supply of technology, products or services to us, as well as certain contract manufacturing activities. Additionally, Stellantis has the right, in its sole discretion, to require us to enter into one or more transactions for the manufacture or assembly of our aircraft.

2023 Forward Purchase Agreement. In connection with the Collaboration Agreement, we entered into the 2023 Forward Purchase Agreement with Stellantis, pursuant to which we may elect, in our sole discretion, to issue and sell to Stellantis up to $150.0 million of shares of our Class A common stock (the “2023 Forward Purchase Shares”), following the satisfaction of certain Milestones and pursuant to the terms and conditions of the 2023 Forward Purchase Agreement. The first milestone with respect to $25.0 million of 2023 Forward Purchase Shares shall be achieved on or after the date of the execution of the Collaboration Agreement and the second and third milestone with respect to $70.0 million and $55.0 million of 2023 Forward Purchase Shares, respectively, will be satisfied upon achievement of certain milestones associated with our Midnight eVTOL aircraft and other conditions as set forth in the 2023 Forward Purchase Agreement. The 2023 Forward Purchase Shares to be issued pursuant to the Forward Purchase Agreement and in connection with the achievement of a Milestone shall be equal to: (i) the total value of shares of Class A common stock associated with each Milestone, divided by (ii) the per share price equal to 90% of the VWAP.

From and after the date of the 2023 Forward Purchase Agreement, Stellantis will maintain the right to nominate one individual for election to our board of directors as a Class II director from our 2023 annual meeting of stockholders through the date of Archer’s annual meeting of stockholders to occur in 2026 (which initial designee shall be Barbara Pilarski who currently serves as a Class II director on the board of directors) and, so long as Stellantis or its affiliates beneficially own shares of Class A common stock equal to at least 12.5% of our outstanding shares of Class A common stock, will have the right to continue to nominate one individual for election to the board of directors as a Class II director at our annual meeting of stockholders to occur in 2026 through the date of our annual meeting of stockholders in 2029.

On June 23, 2023, we issued 6,337,039 shares of Class A common stock to Stellantis at a price of $3.94506 per share in connection with the first milestone under the 2023 Forward Purchase Agreement and received approximately $25.0 million in gross proceeds. On August 10, 2023, Stellantis waived certain conditions provided for in the 2023 Forward Purchase Agreement relating to our actual achievement pursuant to Milestone 2 (as defined in the 2023 Forward Purchase Agreement). In connection with this, we submitted an election notice to draw down upon the $70.0 million applicable to Milestone 2, which equals 12,313,234 shares of our Class A common stock. On October 16, 2023, we issued 12,313,234 shares of our Class A common stock to Stellantis, at a price per share of $5.68, for gross proceeds of approximately $70.0 million.

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Stellantis Warrant Agreement. In connection with the Collaboration Agreement, we and Stellantis entered into the Stellantis Warrant Agreement, pursuant to which Stellantis is entitled to purchase up to 15.0 million shares of Class A common stock, at an exercise price of $0.01 per share. The Stellantis Warrant Agreement provides that the 15.0 million shares of Class A common stock will become vested and exercisable by Stellantis in three separate tranches upon either (i) the performance by Stellantis of certain undertakings set forth in the Collaboration Agreement or (ii) the VWAP for the shares of Class A common stock exceeding certain specified amounts. The shares of Class A common stock subject to the Stellantis Warrant will become vested and exercisable upon (i) an Automotive OEM Change of Control (as defined in the Collaboration Agreement) upon expiration of Stellantis’ right to terminate the Collaboration Agreement or (ii) a Liquidation Event if the Collaboration Agreement is not terminated by us or Stellantis prior to such Liquidation Event. The number of shares of Class A common stock for which the Stellantis Warrant is exercisable, as well as the exercise price, may be adjusted upon certain qualifying events, including but not limited to a merger, sales of assets, reclassification or recapitalization.

Registration Rights Agreement. In connection with the Forward Purchase Agreement, we and Stellantis entered into a registration rights agreement, pursuant to which we have granted Stellantis certain demand, piggyback and resale shelf registration rights with respect to the Forward Purchase Shares and the shares of Class A common stock issuable upon exercise of the Stellantis Warrant.

RELATED PERSON TRANSACTIONS POLICY

Our board of directors has adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness, subject to certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act.

Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

–	the risks, costs, and benefits to us;

–	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

–	the extent of the related person’s interest in the transaction;

–	the purpose and terms of the transaction;

–	management’s recommendation with respect to the proposed related person transaction;

–	the availability of other sources for comparable services or products; and

–	whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction.

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Our audit committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

INDEMNIFICATION AGREEMENTS

Our amended and restated certificate of incorporation contains provisions limiting the liability of our executive officers and directors, and our amended and restated bylaws provide that we will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide our board of directors with discretion to indemnify certain key employees when determined appropriate by our board of directors.

We have entered into indemnification agreements with all of our directors and executive officers. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

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ADDITIONAL INFORMATION:

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Our amended and restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at Archer Aviation Inc., 190 W. Tasman Drive, San Jose, California 95134, Attn: Secretary.

To be timely for our 2025 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our headquarters not earlier than 2:00 p.m. Pacific Time on Friday, February 21, 2025 and no later than 2:00 p.m. Pacific Time on Sunday, March 23, 2025. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws, including the name and address of the nominee, as well as other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Exchange Act and the related rules and regulations under that section.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2025 annual meeting of stockholders must be received by us not later than December 30, 2024 in order to be considered for inclusion in our proxy materials for that meeting.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the fiscal year ended December 31, 2023, except for: (i) a Form 4 filed late on behalf of Maria Pinelli; (ii) a Form 4 filed late on behalf of Michael Spellacy; (iii) a Form 4 filed late on behalf of Oscar Munoz; (iv) a Form 4 filed late on behalf of Deborah Diaz and (v) a Form 4 filed late on behalf of Brett Adcock.

AVAILABLE INFORMATION

We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2023, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Archer Aviation Inc.

c/o Legal

190 W. Tasman Drive

San Jose, California 95134

The annual report is also available on our investor relations website at investors.archer.com under “SEC Filings” in the “Financials” section.

ELECTRONIC DELIVERY OF STOCKHOLDER COMMUNICATIONS

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

2024 Proxy Statement	60

–	Registered Owner (you hold our common stock in your own name at our transfer agent, Continental Stock Transfer & Trust Company, or you are in possession of stock certificates): visit https://continentalstock.com and log into your account to enroll.

–	Beneficial Owner (you hold our common stock at a brokerage firm, a bank, a trustee, or a nominee): if you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee, or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Continental Stock Transfer & Trust Company, our transfer agent, by phone at (212) 509-4000, by e-mail at cstmail@continentalstock.com, or visit https://continentalstock.com with questions about electronic delivery.

“HOUSEHOLDING”—STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may contact our Secretary in writing at 190 W. Tasman Drive, San Jose, California 95134, Attn: Secretary.

Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker, or other holder of record to request information about householding or our Secretary at the address or telephone number listed above.

OTHER MATTERS:

Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

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INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this Proxy Statement. This document incorporates by reference the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Company’s Current Reports on Form 8-K, filed with the SEC during the fiscal year ended December 31, 2023 and on February 26, 2024 and March 29, 2024. Information contained on our website, www.archer.com is not incorporated by reference in, and does not constitute part of, this Proxy Statement.

All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Annual Meeting are incorporated by reference in this Proxy Statement from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

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Appendix A-1

ARCHER AVIATION INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Archer Aviation Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies as follows:

1.

The name of the Corporation is “Archer Aviation Inc.” The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 26, 2020, under the name “Atlas Crest Investment Corp.”

2.

The Amended and Restated Certificate of Incorporation of the Corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation, as previously amended and/or restated, has been duly adopted by this Corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer under the seal of the Corporation this [    ][st] day of [    ], 2024.

ARCHER AVIATION INC.

By:

Name: Adam Goldstein

Title: Founder, Chief Executive Officer and Director

A-1.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

ARCHER AVIATION INC.

I.

The name of this company is Archer Aviation Inc. (the “Company”).

II.

The address of the registered office of the Company in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware, 19808, County of New Castle, and the name of the registered agent of the Company in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

IV.

A.

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Company is authorized to issue is 1,010,000,000 shares, consisting of (a) 1,000,000,000 shares of common stock (the “Common Stock”), including (i) 700,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 300,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).

B.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is hereby expressly authorized by resolution or resolutions to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares of such shares and to determine for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase (but not about the authorized number of shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

C.

The number of authorized shares of Preferred Stock, Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Company entitled to vote thereon, without a separate vote of the holders of the shares of Preferred Stock, or of any series thereof, Class A Common Stock or Class B Common Stock unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation filed with respect to any series of Preferred Stock.

A-1.2

D.

Except as provided above, the rights, preferences, privileges, restrictions and other matters relating to the shares of Class A Common Stock and Class B Common Stock are as follows:

1.	Definitions.

(a)

“Acquisition” means (A) any consolidation or merger of the Company with or into any other Entity, other than any such consolidation or merger in which the stockholders of the Company immediately prior to such consolidation or merger continue to hold a majority of the voting power of the surviving Entity in substantially the same proportions (or, if the surviving Entity is a wholly owned subsidiary of another Entity, the surviving Entity’s Parent) immediately after such consolidation, merger or reorganization; or (B)any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred or issued; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes.

(b)

“Approved Designee” shall mean a person or persons who is entitled to exercise Voting Control with respect to shares of Class B Common Stock following the death or Incapacity of the Founder pursuant to an agreement entered into between the Founder and some person or persons, and who is approved by a majority of the Independent Directors.

(c)

“Asset Transfer” means the sale, lease or exchange of all or substantially all the assets of the Company.

(d)

“Business Combination” shall mean the consummation of the transactions set forth in that certain Business Combination Agreement, by and among Atlas Investment Corp., Artemis Acquisition Sub Inc., and Archer Aviation Inc., dated as of February 10, 2021.

(e)

“Amended and Restated Certificate of Incorporation” means this Amended and Restated Certificate of Incorporation of the Company, as amended and/or restated from time to time, including the terms of any certificate of designations of any series of Preferred Stock.

(f)

“Closing” means the closing date of the Business Combination.

(g)

“Entity” means any corporation, partnership, limited liability company or other legal entity.

(h)

“Effective Time” means the time this Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware became effective in accordance with the DGCL.

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(i)

“Family Member” means with respect to any natural person, the spouse, ex-spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings (in each case whether by blood relation or adoption) of such person.

(j)

“Final Conversion Date” means 5:00 p.m. in New York City, New York on the last Trading Day of the fiscal year during which a Final Conversion Trigger Event occurs.

(k)

“Final Conversion Trigger Event” shall mean the earliest to occur of (i) the ten (10) year anniversary of the Closing, (ii) the date specified in writing by the holders of two-thirds of the then outstanding shares of Class B Common Stock, voting as a separate class; and (iii) when the number of then outstanding shares of Class B Common Stock represents less than 10.0% of the total number of shares of Class A Common Stock and Class B Common Stock.

(l)

“Founder” means Adam Goldstein as an individual.

(m)

“Incapacity” means, with respect to an individual, that such individual is incapable of managing his or her financial affairs under the criteria set forth in the applicable probate code that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute regarding whether an individual has suffered an Incapacity, no Incapacity of such individual will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction.

(n)

“Independent Directors” means the members of the Board of Directors designated as independent directors in accordance with the requirements of the New York Stock Exchange or any national stock exchange under which the Company’s equity securities are listed for trading.

(o)

“Liquidation Event” means (i) any Asset Transfer or Acquisition in which cash or other property is, pursuant to the express terms of the Asset Transfer or Acquisition, to be distributed to the stockholders in respect of their shares of capital stock in the Company or (ii) any liquidation, dissolution and winding up of the Company; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of shares of Class A Common Stock or Class B Common Stock does not constitute consideration or a “distribution to stockholders” in respect of the shares of Class A Common Stock or Class B Common Stock.

(p)

“Non-founder” shall mean any individual stockholder other than the Founder.

(q)

“Parent” of an Entity means any Entity that directly or indirectly owns or controls a majority of the voting power of the voting securities or interests of such Entity.

(r)

“Permitted Entity” means, with respect to a Qualified Stockholder, any Entity in which such Qualified Stockholder directly, or indirectly through one or more Permitted Transferees, has sole dispositive power and exclusive Voting Control with respect to all shares of Class B Common Stock held of record by such Entity.

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(s)

“Permitted Transfer” means, and be restricted to, any Transfer of a share of Class B Common Stock:

(i)

by the Founder, by the Founder’s Permitted Entities or by the Founder’s Permitted Transferees, in each case, as a result of or in connection with the Founder’s death or Incapacity, either (i) to the Founder’s Family Members or to the Founder’s Permitted Entities or to the Founder’s Permitted Transferees, or (ii) of Voting Control to an Approved Designee;

(ii)

by a Qualified Stockholder that is a natural person (including a natural person serving in a trustee capacity with regard to a trust for the benefit of himself or herself and/or his or her Family Members), to the trustee of a Permitted Trust of such Qualified Stockholder or to such Qualified Stockholder in his or her individual capacity or as a trustee of a Permitted Trust;

(iii)

by the trustee of a Permitted Trust of a Qualified Stockholder, to such Qualified Stockholder, the trustee of any other Permitted Trust of such Qualified Stockholder or any Permitted Entity of such Qualified Stockholder;

(iv)

by a Qualified Stockholder to any Permitted Entity of such Qualified Stockholder; or

(v)

by a Permitted Entity of a Qualified Stockholder to such Qualified Stockholder or any other Permitted Entity or the trustee of a Permitted Trust of such Qualified Stockholder.

(t)

“Permitted Transferee” means a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

(u)

“Permitted Trust” means a validly created and existing trust the beneficiaries of which are either a Qualified Stockholder or Family Members of the Qualified Stockholder or both, or a trust under the terms of which such Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code (as amended from time to time) and/or a reversionary interest.

(v)

“Qualified Stockholder” means (i) the record holder of a share of Class B Common Stock at the Effective Time; and (ii) a Permitted Transferee of a Qualified Stockholder.

(w)

“Single Founder Conversion Trigger Event” shall mean the earliest to occur of any of the following only respect to the shares of Class B Common Stock held by the Founder (and any shares of Class B Common Stock underlying any derivative securities held by the Founder), (i) the occurrence of the nine (9) month anniversary of the death or Incapacity of the Founder; (ii) the occurrence of the twelve (12) month anniversary of the date that the Founder is no longer providing services to the Company or its subsidiaries as an executive officer or employee, or as a director of the Company; and (iii) at least 80% of the shares of Class B Common Stock held by the Founder as of immediately following the Closing having been transferred (on a fully as converted/as exercised basis and subject to customary capitalization adjustments), provided, however, that any Permitted Transfer shall be excluded from such calculation.

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(x)

“Single Holder Conversion Date” means 5:00 p.m. in New York City, New York on the last Trading Day of the fiscal year during which a Single Founder Conversion Trigger Event or Single Non-Founder Conversion Trigger Event, as the case may be, occurs.

(y)

“Single Non-founder Conversion Trigger Event” shall mean the earliest to occur of any of the following only respect to the shares of Class B Common Stock held by a Non-founder (and any shares of Class B Common Stock underlying any derivative securities held by such individual), (i) the date of the death or Incapacity of such Non-founder; (ii) the date that such Non-founder ceases to provide services to the Company or its subsidiaries as an executive officer or employee, or as a director of the Company; or (iii) at least 80% of the shares of Class B Common Stock held by such Non-founder as of immediately following the Closing having been transferred (on a fully as converted/as exercised basis and subject to customary capitalization adjustments), provided, however, that any Permitted Transfer shall be excluded from such calculation.

(z)

“Trading Day” means any day on which The Nasdaq Stock Market and the New York Stock Exchange are open for trading.

(aa)

“Transfer ” of a share of Class B Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article IV :

(i)

the granting of a revocable proxy to officers or directors of the Company at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(ii)

the existence of any proxy granted prior to the Effective Time or the amendment or expiration of any such proxy;

(iii)

entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of shares of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Company, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

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(iv)

the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise exclusive Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer”; or

(v)

entering into, or reaching an agreement, arrangement or understanding regarding, a support or similar voting or tender agreement (with or without granting a proxy) in connection with a Liquidation Event, Asset Transfer or Acquisition that has been approved by the Board of Directors.

A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) a Permitted Transferee on the date that such Permitted Transferee ceases to meet the qualifications to be a Permitted Transferee of the Qualified Stockholder who effected the Transfer of such shares to such Permitted Transferee, or (ii)an Entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the Effective Time, of a majority of the voting power of the voting securities of such Entity or any Parent of such Entity, other than a Transfer to parties that were, as of the Effective Time, holders of voting securities of any such Entity or Parent of such Entity.

(bb)

“Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

2.	Rights Relating to Dividends, Subdivisions and Combinations.

(a)

Subject to the rights of holders of any Preferred Stock at the time outstanding having prior rights as to dividends, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Except as permitted in Section 2(b), any dividends paid to the holders of shares of Class A Common Stock and Class B Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

(b)

The Company shall not declare or pay any dividend or make any distribution to the holders of shares of Class A Common Stock or Class B Common Stock payable in securities of the Company unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of shares of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of shares of Class B Common Stock if, and only if, a dividend payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as applicable, are declared and paid to the holders of shares of Class B Common Stock at the same rate and with the same record date and payment date; and (ii)dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares of Class B Common Stock may be declared and paid to the holders of shares of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of shares of Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, as applicable, are declared and paid to the holders of shares of Class A Common Stock at the same rate and with the same record date and payment date.

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(c)

If the Company in any manner subdivides or combines (including by reclassification) the outstanding shares of Class A Common Stock or Class B Common Stock,then the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner.

3.

Liquidation Rights. In the event of a Liquidation Event, upon the completion of the distributions required with respect to any Preferred Stock that may then be outstanding, the remaining assets of the Company legally available for distribution to stockholders, or consideration payable to the stockholders of the Company, in the case of an Acquisition constituting a Liquidation Event, shall be distributed on an equal priority, pro rata basis to the holders of shares of Class A Common Stock and Class B Common Stock (and the holders of any Preferred Stock that may then be outstanding, to the extent required by this Amended and Restated Certificate of Incorporation), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of shares of Class A Common Stock or Class B Common Stock does not constitute consideration or a “distribution to stockholders” in respect of shares of Class A Common Stock or Class B Common Stock.

4.	Voting Rights.

(a)

Class A Common Stock. Each holder of shares of Class A Common Stock shall be entitled to one vote for each share thereof held.

(b)

Class B Common Stock. Each holder of shares of Class B Common Stock shall be entitled to ten votes for each share thereof held.

(c)

Voting Generally. Except as otherwise required by applicable law or this Amended and Restated Certificate of Incorporation, the holders of shares of Preferred Stock, Class A Common Stock and Class B Common Stock shall vote together and not as separate series or classes. Except as otherwise required by applicable law, holders of shares of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or applicable law.

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5.	Optional Conversion.

(a)

Optional Conversion of Shares of Class B Common Stock.

(i)

At the option of the holder thereof, each share of Class B Common Stock shall be convertible, at any time or from time to time, into one fully paid and nonassessable share of Class A Common Stock as provided herein.

(ii)

Each holder of shares of Class B Common Stock who elects to convert the same into shares of Class A Common Stock shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of the Company or any transfer agent for shares of Class B Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted, or, if the shares are uncertificated, immediately prior to the close of business on the date that the holder delivers notice of such conversion to the Company’s transfer agent and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at such time.

6.	Automatic Conversion.

(a)

Automatic Conversion of Shares of Class B Common Stock. Each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon a Transfer, other than a Permitted Transfer, of such share of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of shares of Class B Common Stock, the holders of shares of Class B Common Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the shares of Class A Common Stock.

(b)

Single Holder Conversion. On a Single Holder Conversion Date, each issued and outstanding share of Class B Common Stock held by the Founder or by the Non-founder, as applicable, shall automatically, without any further action, convert into one share of Class A Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of shares of Class B Common Stock, the holder of Class B Common Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the shares of Class A Common Stock.

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(c)

Final Conversion. On the Final Conversion Date, each issued and outstanding share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock. Following the Final Conversion Date, the Company may no longer issue any additional shares of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of shares of Class B Common Stock, the holders of shares of Class B Common Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the shares of Class A Common Stock.

(d)

Procedures. The Company may, from time to time, establish such policies and procedures relating to the conversion of shares of Class B Common Stock to shares of Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Company as it deems necessary to verify the ownership of shares of Class B Common Stock and to confirm that a conversion to shares of Class A Common Stock has not occurred. A determination by the Secretary of the Company as to whether a Transfer results in a conversion to shares of Class A Common Stock shall be conclusive and binding.

(e)

Immediate Effect. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 6, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred or immediately upon the Final Conversion Date, as applicable. Upon any conversion of shares of Class B Common Stock to shares of Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s)) representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

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7.

Redemption. The Common Stock is not redeemable.

8.

Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of shares of the Class B Common Stock, as applicable, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, as applicable, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such numbers of shares as shall be sufficient for such purpose.

9.

Prohibition on Reissuance of Shares. Shares of Class B Common Stock that are acquired by the Company for any reason (whether by repurchase, upon conversion, or otherwise) shall be retired in the manner required by law and shall not be reissued as shares of Class B Common Stock.

V.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.

Board of Directors.

1.

Generally. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the Board of Directors shall be fixed from time to time exclusively by resolutions adopted by the Board of Directors.

2.

Election.

(a)

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following such initial classification of the Board of Directors, the initial term of office of the Class I directors expired and the Class I directors were elected for a full term of three years. At the second annual meeting of stockholders following such initial classification of the Board of Directors, the initial term of office of the Class II directors expired and the Class II directors were elected for a full term of three years. At the third annual meeting of stockholders following the classification of the Board of Directors, the initial term of office of the Class III directors expired and the Class III directors were elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

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(b)

No stockholder entitled to vote at an election for directors may cumulate votes.

(c)

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d)

Election of directors need not be by written ballot unless the Bylaws so provide.

3.

Removal of Directors. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, removal shall be as provided in Section 141(k) of the DGCL.

4.

Vacancies. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the Board of Directors by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

B.

Stockholder Actions. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

C.

Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

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VI.

A.

Limitation of Liability. A current director or officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended, unless such director or officer, as applicable, violated his or her duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a current director of the Company hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

B.

Indemnification and Advancement of Expenses.

1.

To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Company shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Company shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Article VI, Section B or otherwise. The rights to indemnification and advancement of expenses conferred by this Article VI, Section B shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Article VI, Section B(1), except for proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

2.

The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article VI, Section B shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

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3.

Any repeal or amendment of this Article VI, Section B by the stockholders of the Company or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VI, Section B shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Company to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

4.

This Article VI, Section B shall not limit the right of the Company, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

VII.

A.

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (A) any derivative action or proceeding brought on behalf of the Company; (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company or any stockholder to the Company or the Company’s stockholders; (C) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company or any stockholder arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (as each may be amended from time to time); (D) any action or proceeding to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (including any right, obligation or remedy thereunder); (E) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (F) any action asserting a claim against the Company or any director, officer or other employee of the Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Article VII shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

B.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

A-1.14

C.

Any person or Entity holding, owning or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.

VIII.

A.

The Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.

Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.

C.

If any provision or provisions in this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision or provisions in any other circumstance, and of the remaining provisions in this Amended and Restated Certificate of Incorporation, and the application of such provision or provisions to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

* * * *

A-1.15

  Appendix A-2

Marked Copy of Amended and Restated Certificate of Incorporation

ARCHER AVIATION INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

~~OF~~

~~ATLAS CREST INVESTMENT CORP~~

~~Atlas Crest Investment Corp.~~Archer Aviation Inc. (the “Corporation”), a corporation organized and existing under ~~the laws~~and by virtue of the ~~State of~~ Delaware General Corporation Law, hereby certifies ~~that~~as follows:

1.          ~~ONE:~~ The ~~current~~ name of ~~this corporation is Atlas Crest Investment Corp. and the~~the Corporation is “Archer Aviation Inc. ”The date of the filing ~~the~~of its original Certificate of Incorporation ~~of this corporation~~ with the Secretary of State of the State of Delaware was August 26, 2020, under the name “Atlas Crest Investment Corp.”

2.

~~TWO:~~           The Amended and Restated Certificate of Incorporation of ~~this corporation is hereby~~the Corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation, as previously amended and/or restated  ~~to read as set forth below~~, has been duly adopted by this Corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer under the seal of the Corporation this [  ][st] day of [  ], 2024.

ARCHER AVIATION INC.

By:

Name: Adam Goldstein

Title: Co-Founder, Chief Executive Officer and Director

A-2.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ARCHER AVIATION INC.

I.

The name of this company is Archer Aviation Inc. (the “Company”).

II.

The address of the registered office of the Company in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware, 19808, County of New Castle, and the name of the registered agent of the Company in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

IV.

A.

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Company is authorized to issue is 1,010,000,000 shares, consisting of (a) 1,000,000,000 shares of common stock (the “Common Stock”), including (i) 700,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 300,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).

B.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is hereby expressly authorized by resolution or resolutions to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares of such shares and to determine for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase (but not about the authorized number of shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

C.

The number of authorized shares of Preferred Stock, Class A Common Stock or Class B ~~1~~ Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Company entitled to vote thereon, without a separate vote of the holders of the shares of Preferred Stock, or of any series thereof, Class A Common Stock or Class B Common Stock unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation filed with respect to any series of Preferred Stock.

A-2.2

D.

Except as provided above, the rights, preferences, privileges, restrictions and other matters relating to the shares of Class A Common Stock and Class B Common Stock are as follows:

1.

Definitions.

(a)

“Acquisition” means (A) any consolidation or merger of the Company with or into any other Entity, other than any such consolidation or merger in which the stockholders of the Company immediately prior to such consolidation or merger continue to hold a majority of the voting power of the surviving Entity in substantially the same proportions (or, if the surviving Entity is a wholly owned subsidiary of another Entity, the surviving Entity’s Parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred or issued; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes.

(b)

“Approved Designee” shall mean a person or persons who is entitled to exercise Voting Control with respect to shares of Class B Common Stock following the death or Incapacity of ~~a~~the Founder pursuant to an agreement entered into between ~~such~~the Founder and some person or persons, and who is approved by a majority of the Independent Directors.

(c)

“Asset Transfer” means the sale, lease or exchange of all or substantially all the assets of the Company.

(d)

“Business Combination” shall mean the consummation of the transactions set forth in that certain Business Combination Agreement, by and among Atlas Investment Corp., Artemis Acquisition Sub Inc., and Archer Aviation Inc., dated as of February 10, 2021.

(e)

“Amended and Restated Certificate of Incorporation” means ~~the certificate of incorporation~~this Amended and Restated Certificate of Incorporation of the Company, as amended and/or restated from time to time, including the terms of any certificate of designations of any series of Preferred Stock.

(f)

“Closing” means the closing date of the Business Combination.

(g)

“Entity” means any corporation, partnership, limited liability company or other legal entity.

(h)

“Effective Time” means the time this Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware became effective in accordance with the DGCL.

A-2.3

(i)

“Family Member” means with respect to any natural person, the spouse, ex-spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings (in each case whether by blood relation or adoption) of such person.

(j)

“Final Conversion Date” means 5:00 p.m. in New York City, New York on the last Trading Day of the fiscal year during which a Final Conversion Trigger Event occurs.

(k)

“Final Conversion Trigger Event” shall mean the earliest to occur of (i) the ten (10) year anniversary of the Closing, (ii) the date specified in writing by the holders of two-thirds of the then outstanding shares of Class B Common Stock, voting as a separate class; and (iii) when the number of then outstanding shares of Class B Common Stock represents less than 10.0% of the total number of shares of Class A Common Stock and Class B Common Stock.

(l)

“Founder” means  ~~each of Brett Adcock and~~ Adam Goldstein as ~~individuals~~an individual.

(m)

“Incapacity” means, with respect to an individual, that such individual is incapable of managing his or her financial affairs under the criteria set forth in the applicable probate code that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute regarding whether an individual has suffered an Incapacity, no Incapacity of such individual will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction.

(n)

“Independent Directors” means the members of the Board of Directors designated as independent directors in accordance with the requirements of the New York Stock Exchange or any national stock exchange under which the Company’s equity securities are listed for trading.

(o)

“Liquidation Event” means (i) any Asset Transfer or Acquisition in which cash or other property is, pursuant to the express terms of the Asset Transfer or Acquisition, to be distributed to the stockholders in respect of their shares of capital stock in the Company or (ii) any liquidation, dissolution and winding up of the Company; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of shares of Class A Common Stock or Class B Common Stock does not constitute consideration or a “distribution to stockholders” in respect of the shares of Class A Common Stock or Class B Common Stock.

(p)

“Non-founder” shall mean any individual stockholder other than the ~~Founders~~Founder.

(q)

“Parent” of an Entity means any Entity that directly or indirectly owns or controls a majority of the voting power of the voting securities or interests of such Entity.

A-2.4

(r)

“Permitted Entity” means, with respect to a Qualified Stockholder, any Entity in which such Qualified Stockholder directly, or indirectly through one or more Permitted Transferees, has sole dispositive power and exclusive Voting Control with respect to all shares of Class B Common Stock held of record by such Entity.

(s)

“Permitted Transfer” means, and be restricted to, any Transfer of a share of Class B Common Stock:

(i)

by ~~a~~the Founder, by the Founder’s Permitted Entities or by the Founder’s Permitted Transferees, in each case, as a result of or in connection with ~~such~~the Founder’s death or Incapacity, either (i) to ~~such~~the Founder’s Family Members or to ~~such~~the Founder’s Permitted Entities or to the Founder’s Permitted Transferees, or (ii) of Voting Control to an Approved Designee;

(ii)

by a Qualified Stockholder that is a natural person (including a natural person serving in a trustee capacity with regard to a trust for the benefit of himself or herself and/or his or her Family Members), to the trustee of a Permitted Trust of such Qualified Stockholder or to such Qualified Stockholder in his or her individual capacity or as a trustee of a Permitted Trust;

(iii)

by the trustee of a Permitted Trust of a Qualified Stockholder, to such Qualified Stockholder, the trustee of any other Permitted Trust of such Qualified Stockholder or any Permitted Entity of such Qualified Stockholder;

(iv)

by a Qualified Stockholder to any Permitted Entity of such Qualified Stockholder; or

(v)

by a Permitted Entity of a Qualified Stockholder to such Qualified Stockholder or any other Permitted Entity or the trustee of a Permitted Trust of such Qualified Stockholder.

(t)

“Permitted Transferee” means a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

(u)

“Permitted Trust” means a validly created and existing trust the beneficiaries of which are either a Qualified Stockholder or Family Members of the Qualified Stockholder or both, or a trust under the terms of which such Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code (as amended from time to time) and/or a reversionary interest.

(v)

“Qualified Stockholder” means (i) the record holder of a share of Class B Common Stock at the Effective Time; and (ii) a Permitted Transferee of a Qualified Stockholder.

(w)

“Single Founder Conversion Trigger Event” shall mean the earliest to occur of any of the following only respect to the shares of Class B Common Stock held by the ~~applicable~~ Founder (and any shares of Class B Common Stock underlying any derivative securities held by ~~such~~the Founder), (i) the occurrence of the nine (9) month anniversary of the death or Incapacity of ~~such~~the Founder; (ii) the occurrence of the twelve (12) month anniversary of the date that ~~such~~the Founder is no longer providing services to the Company or its subsidiaries as an executive officer or employee, or as a director of the Company; and (iii) at least 80% of the shares of Class B Common Stock held by ~~such~~the Founder as of immediately following the Closing having been transferred (on a fully as converted/as exercised basis and subject to customary capitalization adjustments), provided, however, that any Permitted Transfer shall be excluded from such calculation.

A-2.5

(x)

“Single Holder Conversion Date” means 5:00 p.m. in New York City, New York on the last Trading Day of the fiscal year during which a Single Founder Conversion Trigger Event or Single Non-Founder Conversion Trigger Event, as the case may be, occurs.

(y)

“Single Non-founder Conversion Trigger Event” shall mean the earliest to occur of any of the following only respect to the shares of Class B Common Stock held by a Non-founder (and any shares of Class B Common Stock underlying any derivative securities held by such individual), (i) the date of the death or Incapacity of such Non-founder; (ii) the date that such Non-founder ceases to provide services to the Company or its subsidiaries as an executive officer or employee, or as a director of the Company; or (iii) at least 80% of the shares of Class B Common Stock held by such Non-founder as of immediately following the Closing having been transferred (on a fully as converted/as exercised basis and subject to customary capitalization adjustments), provided, however, that any Permitted Transfer shall be excluded from such calculation.

(z)

“Trading Day” means any day on which The Nasdaq Stock Market and the New York Stock Exchange are open for trading.

(aa)

“Transfer” of a share of Class B Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article IV:

(i)

the granting of a revocable proxy to officers or directors of the Company at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(ii)

the existence of any proxy granted prior to the Effective Time or the amendment or expiration of any such proxy;

(iii)

entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of shares of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Company, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

A-2.6

(iv)

the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise exclusive Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer”; or

(v)

entering into, or reaching an agreement, arrangement or understanding regarding, a support or similar voting or tender agreement (with or without granting a proxy) in connection with a Liquidation Event, Asset Transfer or Acquisition that has been approved by the Board of Directors.

A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) a Permitted Transferee on the date that such Permitted Transferee ceases to meet the qualifications to be a Permitted Transferee of the Qualified Stockholder who effected the Transfer of such shares to such Permitted Transferee, or (ii) an Entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the Effective Time, of a majority of the voting power of the voting securities of such Entity or any Parent of such Entity, other than a Transfer to parties that were, as of the Effective Time, holders of voting securities of any such Entity or Parent of such Entity.

(bb)

“Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

2.

Rights Relating to Dividends, Subdivisions and Combinations.

(a)

Subject to the rights of holders of any Preferred Stock at the time outstanding having prior rights as to dividends, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Except as permitted in Section 2(b), any dividends paid to the holders of shares of Class A Common Stock and Class B Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

(b)

The Company shall not declare or pay any dividend or make any distribution to the holders of shares of Class A Common Stock or Class B Common Stock payable in securities of the Company unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of shares of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of shares of Class B Common Stock if, and only if, a dividend payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as applicable, are declared and paid to the holders of shares of Class B Common Stock at the same rate and with the same record date and payment date; and (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares of Class B Common Stock may be declared and paid to the holders of shares of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of shares of Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, as applicable, are declared and paid to the holders of shares of Class A Common Stock at the same rate and with the same record date and payment date.

A-2.7

(c)

If the Company in any manner subdivides or combines (including by reclassification) the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner.

3.

Liquidation Rights. In the event of a Liquidation Event, upon the completion of the distributions required with respect to any Preferred Stock that may then be outstanding, the remaining assets of the Company legally available for distribution to stockholders, or consideration payable to the stockholders of the Company, in the case of an Acquisition constituting a Liquidation Event, shall be distributed on an equal priority, pro rata basis to the holders of shares of Class A Common Stock and Class B Common Stock (and the holders of any Preferred Stock that may then be outstanding, to the extent required by ~~the~~this Amended and Restated Certificate of Incorporation), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of shares of Class A Common Stock or Class B Common Stock does not constitute consideration or a “distribution to stockholders” in respect of shares of Class A Common Stock or Class B Common Stock.

4.

Voting Rights.

(a)

Class A Common Stock. Each holder of shares of Class A Common Stock shall be entitled to one vote for each share thereof held.

(b)

Class B Common Stock. Each holder of shares of Class B Common Stock shall be entitled to ten votes for each share thereof held.

(c)

Voting Generally. Except as otherwise required by applicable law or this Amended and Restated Certificate of Incorporation, the holders of shares of Preferred Stock, Class A Common Stock and Class B Common Stock shall vote together and not as separate series or classes. Except as otherwise required by applicable law, holders of shares of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to ~~the~~this Amended and Restated Certificate of Incorporation or applicable law.

A-2.8

5.

Optional Conversion.

(a)

Optional Conversion of Shares of Class B Common Stock.

(i)

At the option of the holder thereof, each share of Class B Common Stock shall be convertible, at any time or from time to time, into one fully paid and nonassessable share of Class A Common Stock as provided herein.

(ii)

Each holder of shares of Class B Common Stock who elects to convert the same into shares of Class A Common Stock shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of the Company or any transfer agent for shares of Class B Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted, or, if the shares are uncertificated, immediately prior to the close of business on the date that the holder delivers notice of such conversion to the Company’s transfer agent and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at such time.

6.

Automatic Conversion.

(a)

Automatic Conversion of Shares of Class B Common Stock. Each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon a Transfer, other than a Permitted Transfer, of such share of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of shares of Class B Common Stock, the holders of shares of Class B Common Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the shares of Class A Common Stock.

A-2.9

(b)

Single Holder Conversion. On a Single Holder Conversion Date, each issued and outstanding share of Class B Common Stock held by the ~~applicable~~ Founder or by the Non-founder, as applicable, shall automatically, without any further action, convert into one share of Class A Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of shares of Class B Common Stock, the holder of Class B Common Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the shares of Class A Common Stock.

(c)

Final Conversion. On the Final Conversion Date, each issued and outstanding share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock. Following the Final Conversion Date, the Company may no longer issue any additional shares of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of shares of Class B Common Stock, the holders of shares of Class B Common Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the shares of Class A Common Stock.

(d)

Procedures. The Company may, from time to time, establish such policies and procedures relating to the conversion of shares of Class B Common Stock to shares of Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Company as it deems necessary to verify the ownership of shares of Class B Common Stock and to confirm that a conversion to shares of Class A Common Stock has not occurred. A determination by the Secretary of the Company as to whether a Transfer results in a conversion to shares of Class A Common Stock shall be conclusive and binding.

(e)

Immediate Effect. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 6, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred or immediately upon the Final Conversion Date, as applicable. Upon any conversion of shares of Class B Common Stock to shares of Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s)) representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

A-2.10

7.

Redemption. The Common Stock is not redeemable.

8.

Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of shares of the Class B Common Stock, as applicable, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, as applicable, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such numbers of shares as shall be sufficient for such purpose.

9.

Prohibition on Reissuance of Shares. Shares of Class B Common Stock that are acquired by the Company for any reason (whether by repurchase, upon conversion, or otherwise) shall be retired in the manner required by law and shall not be reissued as shares of Class B Common Stock.

V.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.

Board of Directors.

1.

Generally. Except as otherwise provided in ~~the~~this Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the Board of Directors shall be fixed from time to time exclusively by resolutions adopted by the Board of Directors.

2.

Election.

(a)

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following such initial classification of the Board of Directors, the initial term of office of the Class I directors ~~shall expire~~expired and the Class I directors ~~shall be~~were elected for a full term of three years. At the second annual meeting of stockholders following such initial classification of the Board of Directors, the initial term of office of the Class II directors ~~shall expire~~expired and the Class II directors ~~shall be~~were elected for a full term of three years. At the third annual meeting of stockholders following ~~such initial~~the classification of the Board of Directors, the initial term of office of the Class III directors ~~shall expire~~expired and the Class III directors ~~shall be~~were elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

A-2.11

(b)

No stockholder entitled to vote at an election for directors may cumulate votes.

(c)

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d)

Election of directors need not be by written ballot unless the Bylaws so provide.

3.

Removal of Directors. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, removal shall be as provided in Section 141(k) of the DGCL.

4.

Vacancies. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the Board of Directors by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

B.

Stockholder Actions. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

C.

Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by ~~the~~this Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

A-2.12

VI.

A.

Limitation of ~~Director~~ Liability. A current director or officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended, unless such director or officer, as applicable, violated his or her duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a current director of the Company hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

B.

Indemnification and Advancement of Expenses.

1.

To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Company shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Company shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Article VI, Section B or otherwise. The rights to indemnification and advancement of expenses conferred by this Article VI, Section B shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Article VI, Section B(1), except for proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

A-2.13

2.

The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article VI, Section B shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

3.

Any repeal or amendment of this Article VI, Section B by the stockholders of the Company or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VI, Section B shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Company to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

4.

This Article VI, Section B shall not limit the right of the Company, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

VII.

A.

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (A) any derivative action or proceeding brought on behalf of the Company; (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company or any stockholder to the Company or the Company’s stockholders; (C) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company or any stockholder arising pursuant to any provision of the DGCL, ~~the~~this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (as each may be amended from time to time); (D) any action or proceeding to interpret, apply, enforce or determine the validity of ~~the~~this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (including any right, obligation or remedy thereunder); (E) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (F) any action asserting a claim against the Company or any director, officer or other employee of the Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Article VII shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

B.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

A-2.14

C.

Any person or Entity holding, owning or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.

VIII.

A.

The Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.

Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.

C.

If any provision or provisions in this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision or provisions in any other circumstance, and of the remaining provisions in this Amended and Restated Certificate of Incorporation, and the application of such provision or provisions to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

~~THREE:  This Amended and Restated Certificate of Incorporation has been duly authorized in accordance with Sections 228, 242 and 245 of the DGCL.~~

* * * *

~~[Signature Page Follows]~~

A-2.15

~~Atlas Crest Investment Corp. has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer on September 16, 2021.~~

~~ATLAS CREST INVESTMENT CORP.~~

~~By:~~	/s/ ~~Brett  Adcock~~
~~Name:~~ 	~~Brett Adcock~~
~~Title:~~ 	~~Chief Executive Officer~~

A-2.16

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 PM Pacific Time on June 20, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACHR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 PM Pacific Time on June 20, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47889-P10294

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARCHER AVIATION INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Adam Goldstein
02) Oscar Munoz

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Approval, on a non-binding advisory basis, of the frequency of future stockholder votes on the named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V47890-P10294

ARCHER AVIATION INC.
Annual Meeting of Stockholders
June 21, 2024, 12:00 PM, Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Adam Goldstein and Eric Lentell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Archer Aviation Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, Pacific Time on Friday, June 21, 2024, by virtual meeting via live webcast at www.virtualshareholdermeeting.com/ACHR2024, and any adjournment or postponement thereof. The proxies are authorized to vote in their discretion upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side